As filed with the U.S.  Securities and Exchange Commission on October 12, 2006

Registration No.  333-136594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM SB-2
UNDER THE SECURITIES ACT OF 1933

Delaware	Pop N Go, Inc.	95-4603172
(State or Other Jurisdiction of Incorporation or Organization)	(Name of Small Business Issuer in Our Charter)	(I.R.S. Employer Identification No.)

Melvin Wyman
12429 East Putnam Street		12429 East Putnam Street
Whittier, California 90602		Whittier, California 90602
(562) 945-9351	358100	(562) 945-9351
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of Business)	Classification Code Number)	of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee(3)
Common Stock, par value $0.001 per share	121,233,152	shares (2)	$0.0250	$3,030,828.80	$342.30
TOTAL	121,233,152	shares (2)	$0.0250	$3,030,828.80	$342.30

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.  For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)

Of these shares, 109,000,000 shares are being registered under secured convertible debentures issued to Cornell Capital Partners, LP and 12,233,152 shares are being registered on behalf of other stockholders issued to them in various transactions with Pop N Go, Inc.

(3)

The registration fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated October ___, 2006

POP N GO, INC.
121,233,152 shares of Common Stock

This Prospectus relates to the sale of up to 121,233,152 shares of common stock of Pop N Go, Inc. (“Pop N Go” or the “Company”) by certain persons who are our stockholders.  The selling stockholders consist of:

•

Cornell Capital Partners, LP, which may sell up to 109,000,000 shares of common stock underlying secured convertible debentures;

•

Other selling stockholders, which intend to sell up to 12,233,152 shares of common stock issued to them in various transactions with the Company.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.  However, we may receive proceeds from the exercise of warrants underlying shares of common stock, which are being registered in the accompanying Registration Statement.  We received gross proceeds in the total principal amount of $1,200,000, which have been used to repay outstanding debt and for general working capital.  All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board (“OTCBB”) during the term of this offering.  Our common stock is quoted on the OTCBB under the symbol “POPN.OB.”  On September 25, 2006, the last reported sale price of our common stock was $0.0250 per share.  The price per share of our common stock will fluctuate based on the demand for the shares of common stock.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 5.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.  This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission (the “SEC”).

The information in this Prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is October ___, 2006

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

THE OFFERING

2

SUMMARY FINANCIAL DATA

3

RISK FACTORS

5

FORWARD-LOOKING STATEMENTS

10

SELLING STOCKHOLDERS

11

USE OF PROCEEDS

15

PLAN OF DISTRIBUTION

17

MANAGEMENT’S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

17

CHANGES IN AND DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

23

DESCRIPTION OF BUSINESS

24

MANAGEMENT

27

DESCRIPTION OF PROPERTY

30

LEGAL PROCEEDINGS

31

PRINCIPAL STOCKHOLDERS

32

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

DESCRIPTION OF CAPITAL STOCK

36

EXPERTS

39

VALIDITY OF SECURITIES

39

INTERESTS OF NAMED EXPERT AND COUNSEL  LEGAL MATTERS

39

HOW TO GET MORE INFORMATION

39

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and the notes included in this prospectus.  You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment decision.

Our Company

Pop N Go, Inc. is a Delaware corporation, organized in October of 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. In February of 1998, we acquired all of the outstanding shares of Nuts to Go, Inc., and through this acquisition, we acquired technology under development for a “Hot Nuts” vending machine.  Our management intends this to be our second vending machine product.  As of September 25, 2006, we have not manufactured the “Hot Nuts” vending machine.  Subject to available capital, we believe that we will introduce a prototype of the “Hot Nuts” vending machine in the first calendar quarter of 2007, but cannot provide assurances as to when we will be able to do so.

In July of 2001, we acquired Branax, LLC, a development stage company which had developed a variety of single serving packaged flavorings for use on popcorn and other snack foods.  We are not currently manufacturing Branax popcorn flavors, but we expect to do so in the first calendar quarter of 2007 subject to available capital.

Revenue streams are anticipated to be generated in the future from (1) the sale of the Pop N Go vending machines; and (2) the operation of Company-owned revenue share machines, and which are typically located in schools, airports, shopping malls, retail stores and high traffic public locations.  The owner or operator and the Company would share the revenue generated by Company-owned machines.  Our personnel provide maintenance and collection services for revenue sharing machines.

Our common stock is quoted on the OTCBB under the symbol “POPN.OB”.

Going Concern

Our financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our independent auditor, Kabani & Company, Inc., has expressed substantial doubt as to our ability to continue as a going concern.  As shown in the financial statements, during the fiscal years ended September 30, 2005 and 2004, we have incurred losses of $2,533,153 and $2,985,708, respectively.  During the nine months ended June 30, 2006, we have incurred losses of $9,655,682.  In addition, our cash flow requirements have been met through private placements of our common stock.  Because we continue to incur losses much of our debt is currently in default.  As of September 25, 2006, we have $8,435,502 in convertible debentures, which includes convertible debentures sold to various investors and secured convertible debentures issued to Cornell Capital Partners, LP.  We are in default in the repayment of principal on approximately $3,067,416, or 36.36% of the convertible debentures.  We also have $1,094,905 in promissory notes and as of September 25, 2006, we are in default in the repayment of principal on 85% of these notes.  We owe delinquent payroll taxes of $150,990.

About Us

Our principal executive offices are located at 12429 East Putnam Street, Whittier, California 90602.  Our telephone number is (562) 945-9351.

1

THE OFFERING

The selling stockholders consist of:

•

Cornell Capital Partners, LP, which may sell up to 109,000,000 shares of common stock underlying secured convertible debentures;

•

Other selling stockholders, which intend to sell up to 12,233,152 shares of common stock issued to them in various transactions with the Company.

Common Stock Offered	121,233,152 shares by selling stockholders
Offering Price	Market price
Common Stock Outstanding Before the Offering[1]	218,775,347 shares as of September 25, 2006
Use of Proceeds

We will not receive any proceeds from the shares offered by the selling stockholders.  However, we may receive proceeds from the exercise of warrants which underlying shares of common stock are being registered in the accompanying Registration Statement.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors”.
Over-the-Counter Bulletin Board Symbol	POPN.OB

_______________

Excludes up to 109,000,000 shares of common stock issuable upon the conversion of convertible debentures.

SUMMARY FINANCIAL DATA

The following selected financial data for the years ended September 30, 2005 and 2004 have been derived from our consolidated financial statements which have been audited by Kabani & Company, Inc., an independent registered public accounting firm and which audit reports are on file with the Company’s 2005 and 2004 10-KSB filings with the SEC.  The financial data for the nine months ended June 30, 2006, and June 30, 2005, are derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus.  The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the unaudited periods.  The summary historical financial and operating data as of and for the nine months ended June 30, 2006, are not necessarily indicative of the results that may be obtained for a full year.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Consolidated Financial Statements and notes thereto included in this Prospectus.

	For Nine Months Ended June 30,		For The Year Ended September 30,
	2006	2005	2005	2004
	(Unaudited)

Total sales	$ 77,357	$ 20,412	$ 45,303	$ 56,800
Cost of goods sold	34,445	16,445	35,588	60,635
Gross profit (loss)	42,912	3,967	9,715	(3,835)
Total operating expenses	1,564,872	977,357	1,497,071	1,207,075

Net loss	$ (9,655,682)	$ (1,840,909)	$ (2,533,153)	$ (2,985,708)

Loss per common share, basic and fully diluted	$ (0.06)	$ (0.02)	$ (0.02)	$ (0.00)

POP N GO, INC.  AND SUBSIDIARY

SUMMARY OF CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2006 (Unaudited)
and September 30, 2005

	June 30, 2006 (Unaudited)	September 30, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 770,807	$ 1,696
Accounts receivable	5,328	8,028
Prepaids, expenses and other current assets	518,358	115,413
Total current assets	1,294,493	125,138

Note receivable	72,023	22,023
Other assets, rental inventory, net	21,391	35,789
Furniture and equipment, net	4,488	1,437
Total assets	$ 1,392,395	$ 184,387

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$ 614,422	$ 736,215
Accrued liabilities	214,799	264,908
Consulting payable – related parties	295,870	426,795
Debenture interest payable	2,168,654	2,035,490
Accrued payroll and payroll taxes	153,359	179,172
Customer deposits	31,855	35,165
Loan payable – related party	240,000	240,000
Short-term note payable	905,949	1,291,626
Convertible debt, net	5,217,050	4,096,666
Warrant liability	6,132,761	--
Accrued derivative liability	940.341	--
Beneficial conversion liability	--	--
Total current liabilities	16,915,060	9,306,037

Total long-term liabilities	231,478	--

Total stockholders’ deficiency	(15,754,143)	(9,121,651)

Total liabilities and stockholders’ deficiency	$ 1,392,395	$ 184,387

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

We Are In Currently In Default On Our Debt, Which May Be Accelerated And Which Could, Therefore, Cause Us To Cease Or Significantly Curtail Our Business Operations If The Full Amount Of Our Debt Becomes Due

We currently have $8,435,502 of outstanding convertible debentures, which includes convertible debentures issued to investors and the secured convertible debenture issued to Cornell Capital Partner, LP.  Of those debentures, $3,067,416, or 36.6% of the total convertible debentures, are in default.  We also have short term notes in the amount of 1,094,905.  We are in default of $933,990 of those notes, including a promissory note we issued to Branax, LLC in the amount of $240,000.  Our default on these obligations is substantial. The full amount of our defaulted debt may be accelerated.  Acceleration of the full amount of our debt would have a material adverse consequence on our ability to carry out our business plan and to continue as a going concern and could cause us to curtail or cease our operations.   We intend to attempt to issue new long term debt to refinance that portion of our debt that we do not convert to equity.  Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan.  There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future.  Acceleration of our debt may result in our shareholders losing all or a substantial part of their investment in our Company.

Our Obligations Under The Secured Convertible Debentures Issued to Cornell Capital Partners, LP Are Secured By All of Our Assets Which Could Cause Our Operations To Cease If We Default On The Secured Convertible Debentures

Our obligations under the secured convertible debentures issued to Cornell Capital Partners, LP are secured by all of our assets.  Although we are currently in default on $3,067,416 of the $8,435,502 of the outstanding convertible debentures, we are not in default under the secured convertible debenture issued to Cornell Capital Partner, LP.  If we were to default under the terms of the secured convertible debentures, Cornell Capital Partners, LP could foreclose its security interest and liquidate all of our assets.  This would cause us to cease operations.

We Have Been The Subject Of A Going Concern Opinion From Our Independent Auditors, Raising A Substantial Doubt About Our Ability To Continue As A Going Concern

Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.  During the fiscal years ended September 30, 2005 and 2004, we have incurred losses of $2,533,153 and $2,985,708, respectively.  During the nine months ended June 30, 2006, we have incurred losses of $9,655,682.  In addition, our cash flow requirements have been met through private placements and issuances of convertible debentures and promissory notes to various investors.  Because we continue to incur losses much of our debt is currently in default. As of September 25, 2006, we have $8,435,502 in convertible debentures.  We are in default in the repayment of principal on approximately $3,067,416 or 36.36% of the convertible debentures.  We also have $1,094,905 in promissory notes and are in default in the repayment of principal on 85% of these notes as of September 25, 2006.  We owe delinquent payroll taxes of $150,990.  Legal counsel is owed $145,843 which is secured by a blanket security interest against all assets.

Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our management anticipates that we will incur net losses for the immediate future, and expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going  concern.  However, to the extent that we do not generate revenue, that we do not obtain additional funding, that our stock price does not increase, and that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern.

We Have Had Negative Cash Flows From Operations And Our Business Operations May Fail If Our Actual Cash Requirements Exceed Our Estimates, And We Are Not Able To Obtain Further Financing

We have had negative cash flows from operations.  To date, we have incurred significant expenses in product development and administration in order to ready our products for market.  Our business plan calls for additional significant expenses necessary to bring our products to market.  We believe we do not have sufficient funds to satisfy our short-term cash requirements.  There is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.  In particular, additional capital may be required in the event that:

•

we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

•

we incur delays and additional expenses as a result of technology failure;

•

we are unable to create a substantial market for our product and services; or

•

we incur any significant unanticipated expenses.

If we are unable to obtain such additional capital, our financial condition and results of operations may be adversely affected and we may cease operations.  If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, compete effectively or sustain our current operations.

We May Not Be Able To Obtain Financing On Terms Acceptable To Us, Resulting In Our Business Operations Being Scaled Down Or Terminated

We need additional equity or debt financing, but such financing may not be available to us on acceptable terms.  We are seeking financing through the placement of convertible debentures and promissory notes with various investors.  However, additional funding may not be available to us, and, even if it is available, such financing may be (i) extremely costly, (ii) dilutive to existing stockholders and/or (iii) restrictive to our ongoing operations.  If we are unable to raise further financing on satisfactory terms to us at such times when we require it, our continued operations may have to be scaled down or even terminated.

We Have A Working Capital Deficit, Which Means That Our Current Assets On June 30, 2006 Were Not Sufficient To Satisfy Our Current Liabilities On That Date

We had a working capital deficit of $15,620,567 at June 30, 2006, which means that our current liabilities exceeded our current assets on June 30, 2006 by that amount.  Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due.  Our working capital deficit means that our current assets on June 30, 2006 were not sufficient to satisfy all of our current liabilities on that date, which may adversely impact our financial condition.

We Are Currently In Default On Our Promissory Note We Issued To Branax, LLC Which Could Result in Litigation and Force Us to Expend Significant Time, Money and Other Resources

We issued a promissory note to Branax, LLC for $240,000 in connection with our acquisition of Branax, LLC in July 2001.  Our default on this promissory note could result in litigation between us and the former shareholders of Branax, LLC.  If such litigation were to occur we would be forced to expend significant time, money and other resources that could otherwise be used to advance our business operations.  Such prolonged litigation would have an adverse impact on our financial condition.

Fluctuations Or Decreases In The Trading Price Of Our Common Stock May Adversely Affect The Liquidity Of The Stock’s Trading Market And Our Ability To Raise Capital Through Future Offerings Of Capital Stock

The stock market from time to time experiences extreme price and volume fluctuations which are often unrelated to the operating performance of particular companies.  The market price of our common stock has been volatile, and it may continue to be volatile in the future.  Fluctuations or decreases in the trading price of our common stock may adversely affect the liquidity of the stock’s trading market and our ability to raise capital through future offerings of capital stock.

Unless We Can Establish Significant Sales Of Our Current Products, Our Potential Revenues May Be Significantly Reduced

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our products, such as the Pop N Go vending machines.  We expect that these product offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future.  The successful introduction and broad market acceptance of our products - as well as the development, introduction and market acceptance of any future enhancements - are, therefore, critical to our future success and our ability to generate revenues.  There can be no assurance that we will be successful in marketing our current product offerings, or any new product offerings, applications or enhancements.  Failure to achieve broad market acceptance of our vending popcorn machines and related products, as a result of competition, technological change, or otherwise, would significantly harm our business.  Our revenues could be substantially less than we expect if these risks affect our ability to successfully sell our products.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of Melvin Wyman, our Chief Executive Officer.  The loss of the services of Mr. Wyman could materially harm our business because of the cost and time necessary to find a successor.  Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Wyman.  We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  Penny stocks are stock:

•

With a price of less than $5.00 per share;

•

That are not traded on a “recognized” national exchange;

•

Whose prices are not quoted on the Nasdaq automated quotation system; (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

•

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks.  Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  These requirements may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.

Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock.  Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.  Of the 218,775,347 shares of common stock outstanding as of September 25, 2006, 79,068,167 shares are, or will be, freely tradable without restriction, unless held by our “affiliates.”

The remaining 138,397,180 shares of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.  Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From The Conversion Of The Secured Convertible Debentures

Cornell Capital Partners, LP may convert the secured convertible debentures described herein into shares of our common stock, at a conversion price which is the lower of (i) $0.03 or (ii) a 20% discount to the market price.  The subsequent sale of such shares by Cornell Capital Partners, LP could cause significant downward pressure on the price of our common stock.  This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of our common stock.  As the stock price of our common stock declines, Cornell Capital Partners, LP will be entitled to receive an increasing number of shares under the convertible debentures.  The sale of such increasing number of shares by Cornell Capital Partners, LP could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.  Further, there is no maximum number of shares we might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the secured convertible debentures, except for the 4.9% limitation on Cornell Capital Partners, LP’ ownership interest in us at any one time.  However, Cornell Capital Partners, LP may acquire and sell a number of shares that far exceeds this limit, through the continual conversion and sale of shares.  Additionally, Cornell Capital Partners, LP can waive the 4.9% ownership limitation under the secured convertible debentures based on an event of default under the underlying documents in connection with November 2005 secured convertible debentures, due to maturity of the debentures or upon 65 days written notice from Cornell Capital Partners.  As a result of any of these actions, Cornell Capital Partners, LP may own a significant amount of our shares, far in excess of the 4.9% ownership limitation under the secured convertible debentures.  This would result in a decrease of our net income per share in future periods, and a decline in the market price of our common stock.  In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the secured convertible debentures.  If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholders May Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders may sell in the public market up to 121,233,152 shares of common stock being registered in this offering.  That means that up to 121,233,152 shares may be sold pursuant to this registration statement.  Such sales may cause our stock price to decline.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

In many circumstances the issuance of convertible securities for companies that are traded on the OTCBB the potential to cause a significant downward pressure on the price of common stock.  This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the debt raised will be used to grow our Company.  Such an event could place further downward pressure on the price of common stock.

Any outstanding amounts under the secured convertible debentures are convertible at the lower of (i) $0.03 or (ii) 20% discount to the market price of our common stock.  As a result, the opportunity exists for short sellers and others to contribute to the future decline of our stock price.  Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales.  To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales.

If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market.  If there is an imbalance on the sell side of the market for our stock the price will decline.  It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop.  In some companies that have been subjected to short sales, their stock price has dropped to near zero.  We cannot provide any assurances that this situation will not happen to us.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTCBB.  Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Sequential Purchase and Sale of Market-Price Based Securities in the Context of a Declining Market Price Could Result in a Change of Control.

In the event of a decline in the market price of our common stock, through the purchase and conversion of shares under the convertible debentures or exercise of the warrants, the subsequent resale of such shares could result in Pacer issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree’s customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this Prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.  None of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  A description of each selling shareholder’s relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering(1)
Shares Acquired in Financing Transactions with Pop N Go
Cornell Capital Partners, LP(2) (3)	10,803,006	4.9%	109,000,000	0%
Consultants and Others
Ruth Williams(4)	1,511,825	0.69%	1,000,000	0%
Calblue, Inc. (5)	11,026,750	5.05%	4,000,000	3%
George A Gordon(6)	1,000,000	0.46%	66,576	0%
Francis Krommenhock(7)	4,777,401	2.13%	66,576	2%
Haruyo D’Elia(8)	58,307,292	26.7%	5,000,000	12.8%
Jacques B. D’Elia(9)	1,350,000	0.60%	500,000	0%
Jean Paul D’Elia(10)	1,350,000	0.60%	500,000	0%
Yes International, Inc. (11)	3,100,000	0.50%	1,100,000	0%
Total	93,226,274		121,233,152

____________

*

Less than 1%.

(1)

Applicable percentage of ownership is based on 218,775,347 shares of common stock outstanding as of September 25, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of September 25, 2006 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 25, 2006, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – the percentage computation is for form purposes only.

(2)

Includes 10,803,006 shares of common stock issuable upon the conversion of the secured convertible debentures held by Cornell Capital Partners, LP within 60 days of September 25, 2006, such that the number of shares beneficially owned by Cornell Capital Partners, LP, upon giving effect to the conversion under the secured convertible debentures, would not cause the aggregate number of shares beneficially owned by Cornell Capital Partners, LP and its affiliates to exceed 4.9% of the total outstanding shares of our shares. The amount of shares that Cornell Capital Partners, LP beneficially owns at one particular point in time is a function of these factors: (i) the 4.9% ownership limitation imposed by Cornell Capital Partners, LP in the secured convertible debenture; (ii) the amount of debt and interest thereon converted; (iii) the rate at which the debt is converted based on the lower of the fixed conversion price or the stock price at the time of conversion; (iv) sales by Cornell Capital Partners, LP of registered stock received by them upon conversion of debt.  Based on the interplay of these factors, as our stock price declines, Cornell Capital Partners, LP would receive an increased number of shares upon conversion of the convertible debentures.

(3)

Includes 109,000,000 shares of common stock underlying secured convertible debentures pursuant to a Securities Purchase Agreement, dated November 15, 2005.

(4)

Includes 1,000,000 shares of common stock held of record by Ms. Williams, and 511,825 shares held on the open market.  Ms. Williams makes her own investment decisions.

(5)

Includes 10,806,750 shares of common stock held of record by Calblue, Inc. and 220,000 shares held on the open market.  Mr. Wyman is the sole shareholder of Calblue, Inc. and makes the investment decisions on behalf of Calblue Inc.  Mr. Wyman is also our President and Chief Executive Office, as well as Chairman and Sole Director of our Board.

(6)

Includes 1,000,000 shares held of record by Mr. Gordon.  Mr. Gordon makes his own investment decisions.

(7)

Includes 66,576 shares held of record by Mrs. Krommenhock, and 4,710,825 shares which can be converted pursuant to a convertible debenture issued to Mrs. Krommenhock by us in May 2002.  Mrs. Krommenhock makes her own investment decisions.

(8)

Includes 16,940,625 shares held of record by Ms. D’Elia, 2,200,000 shares pursuant to the exercise of warrants and 39,166,667 shares which can be converted pursuant to convertible debentures in the principal amount of $795,000 issued to Ms. D’Elia by us from March 2005 through September 25, 2006.  Ms. D'Elia makes her own investment decisions.

(9)

Includes 500,000 shares common stock held of record by Jacques B. D’Elia; which were issued in connection with the conversion of $10,000 under a secured convertible debentures issued in March 2005, 100,000 shares pursuant to the exercise of warrants, and 750,000 issuable upon a secured convertible debenture in the principal amount of $20,000 issued to Mr. D’Elia by us in April 2005 and July 2006.  Jacques B. D’Elia  makes his own investment decisions.

(10)

Includes 500,000 shares common stock held of record by Jean Paul D’Elia; which were issued in connection with the conversion of $10,000 under a secured convertible debentures issued in March 2005, 100,000 shares pursuant to the exercise of warrants, and 750,000 issuable upon a secured convertible debenture in the principal amount of $20,000 issued by Mr. D’Elia by us in April 2005 and July 2006.  Jean Paul D’Elia  makes the investment decisions.

(11)

Includes 3,100,000 shares common stock held of record by Yes International, Inc.  Rich Kaiser makes investment decisions on behalf of Yes International, Inc.

The following information contains a description of each selling shareholder’s relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below.  None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

Shares Acquired In Financing Transactions With Pop N Go

Cornell Capital Partners, LP.  Cornell Capital Partners, LP is the holder of shares of common stock, secured convertible debentures and warrants.  All investment decisions of, and control of, Cornell Capital Partners, LP are held by its general partner, Yorkville Advisors, LLC.  Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.  Cornell Capital Partners, LP acquired all of the shares being registered in this offering in financing transactions with us.  Those transactions are explained below:

•

Secured Convertible Debentures.  On November 16, 2005, we entered into a Securities Purchase Agreement pursuant to which we sold to Cornell Capital Partners, LP convertible debentures in the aggregate principal amount of $1,200,000 pursuant to the terms of the secured convertible debentures and related financing agreements.  The November 2005 secured convertible debentures in the principal amount of $1,200,000 consolidated prior convertible debentures and promissory notes issued to Cornell Capital Partners, LP, and included new additional convertible debentures, as described below.  On February 9, 2005, we issued to Cornell Capital Partners a promissory note in the principal amount of $350,000, which accrued interest at 12% per annum (the “February 2005 Note”).  The February 2005 Note was issued to consolidate the following: (i) a 5% convertible debenture in the original principal amount of $70,000 issued on May 17, 2004; (ii) a 5% convertible debenture in the original principal amount of $70,000 issued on July 22, 2004; (iii) a 5% convertible debenture in the original principal amount of $60,000 issued on September 13, 2004, and (iv) a November 24, 2004, 12% promissory note in the original principal amount of $150,000.  On November 16 2005, the principal amount of the February 2005 Note plus accrued and unpaid interest was $350,000 in principal plus $41,057.  On November 16, 2005, pursuant to the Securities Purchase Agreement, we surrendered the February 2005 Note for conversion into the convertible debentures and purchased additional convertible debentures for the total purchase price of $1,200,000.

Out of the total principal amount of $1,200,000, we received gross proceeds of $700,000 in November 2005 and $500,000 on December 21, 2005.  We received net proceeds of $638,049 under the secured convertible debentures.   The total net proceeds take into account estimated expenses in the amount of $80,000, the payment of $350,000 to Cornell Capital Partners, LP for the repayment of the prior note issued to Cornell Capital Partners, LP on February 9, 2005, accrued interest of $41,057 and $90,894 in structuring and commitment fees.  The convertible debentures are secured by substantially all of our assets and accrue interest at 10% per annum.  The secured convertible debentures are due on November 16, 2008. Cornell Capital Partners, LP is entitled, at its option, to convert and sell all or any part of the principal amount of the convertible debentures, plus any and all accrued interest, into shares of common stock at a price equal to the lesser of (i) $0.03 and (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock during the five (5) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.

In connection with the secured convertible debentures issued in November 2005, we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, LP, whereby we agreed to register at least 350,000,000 shares of common stock under the secured convertible debentures and 120,000,000 shares pursuant to the exercise of warrants within 30 days of the closing of the transaction, which was November 16, 2005.  Pursuant to the terms of the Investor Registration Rights Agreement, failure to file a registration statement by the required deadline constitutes an event of default.  Upon an event of default, Cornell Capital Partner, LP has the right to waive the 4.9% ownership limitation under the secured convertible debentures and impose liquidated damages.  Cornell Capital Partners is entitled to liquidated damages equal to two percent (2%) of the liquidated value of the Cornell Capital Partners for each thirty (30) day period after December 10, 2005.   Cornell Capital Partners, LP, has agreed to extend the deadline of filing the registration statement past the 30-day deadline specified in the Investor Registration Rights Agreement without exercising the right to call an event of default under the secured convertible debentures and without imposing liquidated damages. As of the date of filing this registration statement, we have not received a notice of default from Cornell Capital Partners, LP.  Furthermore, Cornell Capital Partners, LP has agreed to allow us to register less that the specified required shares of 350,000,000 under the Investor Registration Rights Agreement.

We are registering 120,000,000 shares of common stock in this registration statement under the secured convertible debentures.

•

Warrant.  On November 16, 2005, we issued a warrant to Cornell Capital Partners, LP to purchase 120,000,000 shares of our common stock, at a fixed exercise price of $0.01 per share, or as subsequently adjusted pursuant to the terms of the warrant.  The warrant expires five years from the date of issuance.  In this registration statement, we are registering 120,000,000 shares to be issued upon the exercise of the warrant.

There are certain risks related to sales by Cornell Capital Partners, LP, including:

•

The outstanding shares will be issued based on discount to the market rate.  As a result, the lower the stock price around the time Cornell Capital Partners, LP is issued shares, the greater likelihood that Cornell Capital Partners, LP gets more shares.  This could result in substantial dilution to the interests of other holders of common stock.

•

To the extent Cornell Capital Partners, LP sells its common stock, the common stock price may decrease due to the additional shares in the market.  This could allow Cornell Capital Partners, LP to sell greater amounts of common stock, the sales of which would further depress the stock price.

•

The significant downward pressure on the price of the common stock as Cornell Capital Partners, LP sells material amounts of common stocks could encourage short sales by third parties.  This could place further downward pressure on the price of the common stock.

Shares Being Registered On Behalf Of Other Selling Stockholders

In the accompanying Registration Statement, 12,233,152 shares are being registered on behalf of other selling stockholders, which shares were issued to them by us, as described below.  This group of selling stockholders consists of the following persons:

Ruth Williams.  In March 2006, Ms. Williams was issued 1,000,000 shares of our common stock as per terms of her consulting agreement for services rendered to us.  We are registering 1,000,000 shares on behalf of Ms. Williams in this offering.  Ms. Williams makes her own investment decisions.

Calblue Inc.  In October 2005, Calblue Inc was issued 4,000,000 shares of our common stock in return for consulting services performed by Melvin Wyman, President and Sole Shareholder of Calblue, Inc.  We are registering 4,000,000 shares on behalf of Calblue, Inc. in this offering.  Mr. Wyman makes the investment decisions on behalf of Calblue Inc.  Mr. Wyman is also our President and Chief Executive Officer, as well as Chairman and Sole Director of our Board.

George A Gordon.  Mr. Gordon is an accredited investor who purchased 1,000,000 shares at $0.018 per share pursuant to a private placement conducted in February 2006.  We are registering 1,000,000 shares on behalf of Mr. Gordon in this offering.  Mr. Gordon makes his own investment decisions.

Francis Krommenhock.  Mrs. Krommenhock is an accredited investor to whom we sold a convertible debenture in May 2002.  Mrs. Krommenhock converted $1,332 interest earned on a convertible debenture for a total of 66,576 shares.  We are registering 60,000 shares on behalf of Mrs. Krommenhock in this offering.  Mrs. Krommenhock makes her own investment decisions.

Haruyo D’Elia.  Ms. D’Elia is an accredited investor to whom we sold convertible debentures in the principal amount of $100,000 in March and April of 2005.  The debentures accrue interest at 15% per annum and have a one year term.  Ms. D’Elia converted solely the principal amount of the convertible debenture at the rate of $0.02 per share for a total of 5,000,000 shares. We are registering 5,000,000 shares on behalf of Ms. D'Elia in this offering. Ms. D'Elia makes her own investment decisions.

Jacques B. D’Elia. Mr. D’Elia is an accredited investor to whom we sold convertible debentures in the principal amount of $10,000 in March 2005. The debentures accrue interest at 15% per annum and have a one year term. On April 5, 2006,  Mr. D’Elia converted solely the principal amount of $10,000 at the rate $0.02 per share for a total of 500,000 shares. Mr. Jacques did not convert any accrued interest. We are registering 500,000 shares on behalf of Mr. D'Elia in this offering.  Jacques B. D’Elia makes his own investment decisions.

Jean Paul D’Elia.  Mr. D’Elia is an accredited investor to whom we sold convertible debentures in the principal amount of $10,000 in March 2005. The debentures accrue interest at 15% per annum and have a one year term. On April 5, 2006,  Mr. D’Elia converted solely the principal amount of $10,000 at the rate $0.02 per share for a total of 500,000 shares. Mr. Jacques did not convert any accrued interest. We are registering 500,000 shares on behalf of Mr. D'Elia in this offering.  Jean Paul D’Elia makes his own investment decisions.

Yes International, Inc.  In October 2005, Yes International, Inc. was issued 3,100,000 shares of our common stock as per the terms of the consulting agreement for services.  We are registering 1,100,000 shares on behalf of Yes International, Inc. in this offering.  Rich Kaiser makes investment decisions on behalf of Yes International, Inc.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  There will be no proceeds to us from the sale of shares of common stock in this offering.  However, we received proceeds from the sale of common stock under the convertible debentures.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the on the OTCBB or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the OTCBB or in any other market on which the price of our shares of common stock are quoted.  Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers.  If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners, LP was formed in February 2000 as a Delaware limited partnership.  Cornell Capital Partners, LP is a domestic hedge fund in the business of investing in and financing public companies.  Cornell Capital Partners, LP does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.  Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states.  In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, Pop N Go expects the selling stockholders to pay these expenses.  We have agreed to indemnify Cornell Capital Partners, LP and its controlling persons against certain liabilities, including liabilities under the 1933 Act.  We estimate that the expenses of the offering to be borne by us will be approximately $85,000.  The estimated offering expenses consist of: (i) a SEC registration fee of $945 paid on August 14, 2006; (ii) printing expenses of $2,500; (iii) accounting fees of $20,000, (iv) legal fees of $50,000; and (v) miscellaneous expenses of $11,555.  We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

The selling stockholders are subject to applicable provisions of the 1934 Act and its regulations, including, Regulation M.  Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus.  Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, we must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis of results of operations and financial condition are based on our financial statements.  These statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following discussion should be read in conjunction with our Financial Statements and Notes thereto, included elsewhere within this registration statement.

Going Concern

Our financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our independent auditor, Kabani & Company, Inc., has expressed substantial doubt as to our ability to continue as a going concern.  As shown in the financial statements, during the fiscal years ended September 30, 2005 and 2004, we have incurred losses of $2,533,153 and $2,985,708, respectively.  During the nine months ended June 30, 2006, we have incurred losses of $9,655,682.  In addition, our cash flow requirements have been met through private placements of our common stock.  Because we continue to incur losses much of our debt is currently in default.  As of September 25, 2006, we have $8,435,502 in convertible debentures, which includes convertible debentures sold to various investors and secured convertible debentures issued to Cornell Capital Partners, LP.  We are in default in the repayment of principal on approximately $3,067,416, or 36.36% of the convertible debentures.  We also have $1,094,905 in promissory notes and as of September 25, 2006, we are in default in the repayment of principal on 85% of these notes.  We owe delinquent payroll taxes of $150,990.

To obtain capital for our business development, infrastructure improvements and ongoing operations, we entered into a convertible debenture with Cornell Capital Partners, LP for $1,200,000. Our management intends to attempt to continue to raise additional financing through private equity or debt financing to pay down debt and/or reduce the cost of debt service.

By the end of the first calendar quarter of 2007, we believe that we will sell and place sufficient Pop N Go vending machines to generate positive cash flow.  We have started to manufacture popcorn machines in Shanghai, China which will result in a significant cost savings and increase production capacity to 1,000 machines per month.  We expect to receive an initial shipment of 200 machines by the end of the calendar year 2006.  We concluded successful pilot programs in several school districts and, as a result, we expect to place our popcorn machines in middle schools and high schools starting in 2007. The new requirement for healthy snacks in many school districts has resulted in a significant increase in demand for our hot air popcorn vending machines.  We are also testing machines with an international foodservice provider in corporate cafeterias and with a national drugstore chain.  We expect the nationwide trend toward healthy eating to play a major role in driving the demand for our popcorn machines.

Assurances cannot be given that financing through private placements will continue to be available or will be sufficient to meet our capital needs.  If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease business altogether.

Critical Accounting Policies

Our discussion and analysis of our financial conditions and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States.  The preparations of financial statements require management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements.  On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.  We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments.  Actual results could differ from those estimates.  We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

Rental inventory is amortized to an estimated salvage value over an estimated useful life of seven years.  Used equipment inventory is sold as used and the un-amortized cost is charged to cost of sales.  We amortize the cost of rental inventory using the straight-line method designed to approximate the rate of revenue recognition.  We believe that our amortization rates, salvage values, and useful lives are appropriate in our existing operating environment.

We recognize revenues at the time products are shipped.  Revenue streams are generated from (1) the sale of our vending machines; and (2) the operation of Company-owned revenue share machines, which are owned by us, and are typically located in airports, shopping malls and high traffic locations.  The owner or operator and we share the revenue generated by Company-owned machines.  Our personnel provide maintenance and collection services for revenue sharing machines.  It is estimated that up to 80% of our machines will be operated on a revenue sharing program.   There is no assurance that we will be successful or will realize profits from our activities.

We assess the fair value and recoverability of our long-lived assets, including goodwill, whenever events and circumstances indicate the carrying value of an asset may not be recoverable from estimated future cash flows expected to result from use and eventual disposition.  In doing so, we make assumptions and estimates regarding future cash flows and other factors to make our determination.  The fair value of our long-lived assets and goodwill is dependent upon the forecasted performance of our business, changes in the industry, the market valuation of our common stock and the overall economic environment.  When we determine that the carrying value of our long- lived assets and goodwill may not be recoverable, we measure any impairment based upon the excess of the carrying value that exceeds the estimated fair value of the assets.  If we do not meet our operating forecasts or if the market value of our stock declines significantly, we may record impairment charges as needed.

Defaults On Convertible Debentures And Promissory Notes

We plan to attempt to become current on these obligations by converting our debentures and promissory notes to our common stock and/or issuing long-term promissory notes. We have been in discussions with holders of over 80% these obligations. We are contacting holders of expired debentures and requesting renewals by offering a conversion rate more acceptable with today’s market value and we expect to reach a repayment agreement with holders of a minimum of 80% of our debt (convertible debentures and promissory notes).  Our repayment obligations under the defaulted debentures and notes can be accelerated by the holders at any time.

In December 2005, the shareholders approved an increase in authorized shares from 300,000,000 to 900,000,000 which gives us the opportunity to convert our debentures and promissory notes to our common stock.  We intend to attempt to issue new long-term debt to refinance that portion of our debt that we do not convert to equity.  Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan.  There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future.

Assurances cannot be given that financing will continue to be available or be sufficient to meet our capital needs.  If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether.  The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and ultimately to attain profitability.  Should any of these events not occur, the accompanying financial statements will be adversely effected.

Discussion Of Trends, Demands, Event And Uncertainties

There continues to be a strong market trend in the foodservice industry toward delivering fresh and healthy food to consumers. There are a limited number of delivery systems available that are capable of producing fresh healthy snacks on demand. Our discussions with potential marketing partners and machine users would point to a strong demand for our patented popcorn vending machine.  New legislation is being introduced at the local and state level requiring vending machines to deliver healthy snacks to schoolchildren. We believe this increased demand will provide a broad range of locations for placing Company-owned popcorn machines.  The major uncertainty in our ability to take advantage of this expanding market is our access to capital in sufficient amounts to manufacture our popcorn machines.  Our cost to manufacture each machine is $1500 and it will require $500,000 to place 200 machines (including freight and installation costs) for us to reach a positive cash flow. Until we are able to manufacture and install at least 200 machines we will continue to experience a lack of liquidity.  We estimate that we are able to manufacture and install approximately 300 machines without additional capital which will not be enough machines to generate a positive cash flow.

Management’s Strategy

We continually evaluate opportunities to improve popcorn machine models and assess the marketplace to capitalize on new business opportunities. The fundamental strategy is to launch a program to place our patented machines in schools, colleges and other major institutional facilities, including airports, hospitals and corporate cafeterias.  We are also engaged in a revenue sharing program which allows major food service operators to quickly incorporate our machines into their systems without any capital expenditures and with minimal space and labor requirements.

We have been successful in placing machines in retail stores, shopping malls and schools and believe our revenue sharing program will expand during the latter part of 2006 and into 2007.  Currently we have Company-owned popcorn units in place and operating in approximately 25 locations.

Results of Operations

Three Months Ended June 30, 2006 Compared To The Three Months Ended June 30, 2005

The Company incurred a net loss of $4,434,802 for the three months ended June 30, 2006 as compared to a net loss of $647,772 for the three months ended June 30, 2005.  This loss represents a loss from operations of $523,132 and $315,100 for the three months ended June 30, 2006 and 2005, respectively.  The net loss also includes interest expense and financing costs and other income totaling $3,911,670 and $332,672 for the three months ended June 30, 2006 and 2005, respectively.

Total equipment sales for the three months ended June 30, 2006 were $0 as compared to $9,485 for the three months ended June 30, 2005. This represents a decrease of 100%.  The Company’s focus is on expanding the marketing of the revenue share program and to reduce marketing efforts for the outright sale of popcorn machines. Total cost of goods sold for equipment sales was $0 and 10,001 for the three months ended June 30, 2006 and 2005.  Equipment sold is reconditioned and due to costs of reconditioning and low profit margins on reconditioned equipment, the cost of goods sold exceeded equipment sales income.

Total revenue share income for the three months ended June 30, 2006 was $18,661 as compared to $2,763 for the three months ended June 30, 2005.  This represents an increase in revenue share income of 575% over the three months ended June 30, 2005.  This increase was primarily due to the Company continuing to test schools and other venues that we believe will maximize revenue sharing sales.

Total cost of goods sold for revenue share income for the three months ended June 30, 2006 was $2,020 as compared to $0 for the three months ended June 30, 2005.  This increase was due to an increase in the cost of consumables and maintaining machines as more machines were deployed during the period.

Total operating expenses consist primarily of general and administrative expenses.  For the three months ended June 30, 2006, total general and administrative expenses were $539,773 as compared to $317,347 for the three months ended June 30, 2005.  This represents a 70% increase over the same period in the prior three months.  This increase was primarily due to higher overhead expenses.

Interest and financing cost and beneficial conversion feature expenses increased from $334,074 for the three months ended June 30, 2005 to $894,162 for three months ended June 30, 2006, which represents a 167% increase.  The Company also recorded other expense of $2,720,848 for the three months ended June 30, 2006 related to the change in the fair value of our warrant and derivative liabilities.  These liabilities principally relates to the fair value of the warrants issued in connection with the secured convertible debentures issued to Cornell Capital Partners, LP and the beneficial conversion feature embedded in the convertible debt.  In addition during the three months ended June 30, 2006, we took a charge on the settlement of debt of $296,660.

Nine Months Ended June 30, 2006 Compared To The Nine Months Ended June 30, 2005

The Company incurred a net loss of $9,655,682 for the nine months ended June 30, 2006 as compared to a net loss of $1,840,909 for the nine months ended June 30, 2005.  This loss represents a loss from operations of $1,521,960 and $973,390 for the nine months ended June 30, 2006 and 2005, respectively.  The net loss also includes interest expense and financing costs and other income totaling $8,131,322 and $865,119 for the nine months ended June 30, 2006 and 2005, respectively.

Total equipment sales for the nine months ended June 30, 2006 were $23,543 as compared to $9,485 for the nine months ended June 30, 2005. This represents a 148% increase over the same comparable period in 2005.  The Company’s focus is on expanding the marketing of the revenue share program and to reduce marketing efforts for the outright sale of popcorn machines. Total cost of goods sold for equipment sales was $23,108 and $10,001 for the nine months ended June 30, 2006 and 2005, respectively.  Equipment sold is reconditioned and due to costs of reconditioning and low profit margins on reconditioned equipment, the cost of goods sold almost equaled equipment sales income.

Total revenue share income for the nine months ended June 30, 2006 was $53,814 as compared to $10,927 for the nine months ended June 30, 2005.  This represents an increase in revenue share income of 392% over the nine months ended June 30, 2005.  This increase was primarily due to the Company continuing to test schools and other venues that we believe will maximize revenue sharing sales.

Total cost of goods sold for revenue share income for the nine months ended June 30, 2006 was $11,337 as compared to $6,444 for the nine months ended June 30, 2005.  This increase of 76% was due to an increase in the cost of consumables and maintaining machines as more machines were deployed during the period.

Total operating expenses consist primarily of general and administrative expenses. For the nine months ended June 30, 2006, total general and administrative expenses were $1,564,872 as compared to $977,357 for the nine months ended June 30, 2005.  This represents a 60% increase over the same period in the prior nine months.  This increase was primarily due to higher overhead expenses and stock issued/committed to be issued for services.

Interest and financing cost and beneficial conversion feature expenses increased from $869,325 for the nine months ended June 30, 2005 to $4,600,188 for nine months ended June 30, 2006.  The significant increase is due to a non-cash financing charge of $2,579,963 related to the convertible debt issued to Cornell Capital Partners, LP during the nine months ended June 30, 2006.  We also recorded other expense of $3,225,694 for the nine months ended June 30, 2006 related to the change in the fair value of our warrant and derivative liabilities.  These liabilities principally relates to the fair value of the warrants issued with the Cornell Capital transaction and the beneficial conversion feature embedded in the convertible debt.    In addition in 2006 we took a charge on the settlement of debt of $296,660.

Year Ended September 30, 2005 Compared To Year Ended September 30, 2004

We incurred a net loss of $2,533,153 for the year ended September 30, 2005 as compared to a net loss of $2,985,708 for the year ended September 30, 2004.  This loss represents a loss from operations of $1,035,282 and $1,777,833 for the year ended September 30, 2005 and 2004, respectively.  The net loss also includes interest expense and other income totaling $1,497,071 and $1,207,075, for the year ended September 30, 2005 and 2004, respectively.

Total equipment sales for the year ended September 30, 2005 were $14,411 as compared to zero in the prior year. Our focus is on expanding the marketing of the revenue share program and to reduce marketing efforts for the outright sale of popcorn machines. Total cost of goods sold for equipment sales was $16,401.  Equipment sold is reconditioned and due to costs of reconditioning and low profit margins on reconditioned equipment, the cost of goods sold exceeded equipment sales income.

Total revenue share income for the year ended September 30, 2005 was $30,892 as compared to $56,800, for the year ended September 30, 2004.  This represents a decrease in revenue share income of $25,908 or 46% over the same period in the prior year.  This decrease was primarily due to us pulling machines from unprofitable locations thereby reducing the number of machines producing revenue sharing sales.  We are continuing to test schools and other venues that will maximize revenue sharing sales.

Total cost of goods sold for revenue share income for the year ended September 30, 2005 was $19,188 as compared to $60,635 in the prior year.  This decrease of 68% was due to a reduction in the cost of consumables and maintaining machines as fewer machines were deployed during the period.

Total operating expenses consist primarily of general and administrative expenses. For the year ended September 30, 2005, total general and administrative expenses were $890,818 as compared to $1,595,025 for the year ended September 30, 2004.  This represents $704,207 or a 44.15% decrease over the same period in the prior year.  This decrease was primarily due to decreases in payroll costs and reductions in consulting fees.

Interest and beneficial conversion feature expenses increased from $904,334 for the year ended September 30, 2004 to $1,159,638, for year ended September 30, 2005.  This is an increase of $255,304 or 28.23% due to new convertible debentures and short term notes issued.

Liquidity And Capital Resources

2006

As of June 30, 2006, we had cash and cash equivalents of $770,807 as compared to cash and cash equivalents of $1,696 as of June 30, 2005.  At June 30, 2006, we had a working capital deficiency (total current liabilities in excess of total current assets) of ($15,620,567) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($9,180,899) as of June 30, 2005.  This increase in working capital deficiency was due to the additional issuance of convertible debentures and short-term notes.

Net cash used in operating activities was $1,861,914 for nine months ended June 30, 2006, as compared to the net cash of $961,472 used in operating activities for the nine months ended June 30, 2005.

Since our inception, we have funded operations through debt and equity investments in order to meet our strategic objectives.  Our future operations are dependent upon external funding and our ability to increase revenues and reduce expenses.  Our management believes that funding will be available through the placement of convertible debentures and promissory notes with various investors to meet our business objectives including anticipated cash needs for working capital.  However, there can be no assurance that we will be able to obtain sufficient funds through debt financing for our working capital and development of our products.

2005

On November 16, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP, pursuant to which we issued to Cornell Capital Partners, LP secured convertible debentures in the principal amount of $1,200,000.  The convertible debentures are secured by substantially all of our assets, have a two-year term and accrue interest at 10% per annum.  Cornell Capital Partners, LP is entitled, at its option, to convert and sell all or any part of the principal amount of the convertible debentures, plus any and all accrued interest, into shares of our common stock at a price equal to the lesser of (i) $0.03 and (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock during the five (5) trading days immediately preceding the date of conversion as quoted by Bloomberg, LP.  In this registration statement, we are registering 109,000,000 shares of common stock under the secured convertible debentures.

On May 14, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners, LP, pursuant to which we were entitled to issue and sell to Cornell Capital Partners, LP common stock for a total purchase price of up to $5,000,000.  Cornell Capital Partners, LP received a one-time commitment fee of 8,666,666 shares of our common stock.  On November 16, 2005, we and Cornell Capital Partners, LP mutually agreed to terminate the Standby Equity Distribution Agreement and the related documents in connection therewith.  We did not register any shares in connection with the Standby Equity Distribution Agreement, and did not draw down any advances thereunder.

As of September 30 2005, we had cash and cash equivalents of $1,696, as compared to cash and cash equivalents of $17,629, as of September 30, 2004.  At September 30, 2004, we had a working capital deficiency (total current liabilities in excess of total current assets) of ($7,470,070) as compared to a working capital deficiency (total current liabilities in excess of current assets) of ($9,180,899) as of September 30, 2005.  This increase in working capital deficiency was due to the additional issuance of convertible debentures and short-term notes.

Net cash used in operating activities was $1,805,269 for year ended September 30, 2005, as compared to the net cash of $1,367,226, used in operating activities for the year ended September 30, 2004.

Impairment Of Goodwill

We have adopted SFAS No. 142 for all goodwill and other intangible assets recognized in our statement of financial position as of September 30, 2002. This standard changes the accounting for goodwill from an amortization method to an impairment-only approach and introduces a new model for determining impairment charges.

Upon transition to the new impairment model, we recognized a reduction of our entire goodwill in the amount of $613,457.  This charge was a result of the valuation of goodwill based on a discounted cash flow method in the 4th quarter in accordance to SFAS No. 142.

Note Receivable

On June 30, 2006, we had a receivable on a promissory note in the amount of $72,023. The note bears an interest rate of 10% per annum.  As of September 25, 2006, the note was considered paid and was applied toward the 51% stock purchase in Microwave Roasters, Inc.

Convertible Debentures And Promissory Notes

We are currently experiencing difficulties in meeting our debt obligations.  We have been able to generate cash through private placements of our common stock. However, as of June 30, 2006 we held $7,430,016 in convertible debentures.  We are in default on a majority of these convertible debentures.  We have short term notes in the amount of $905,949.  We are in default on a majority of these notes.  Due to our lack of cash flow, nearly all of the convertible debt placed prior to June 30, 2006 is currently in default. We plan to attempt to become current on these obligations by converting our debentures and promissory notes to common stock of the Company and/or issuing long-term promissory notes.  We have been in discussions with holders of over 80% these obligations.

In December 2005, the shareholders approved an increase in authorized shares from 300,000,000 to 900,000,000 which gives the Company the opportunity to convert our debentures and promissory notes to our common stock.  Our ability to service any new long term notes will be dependent on our ability to successfully execute our business plan.  There is no assurance that we will be able to make timely payments on any debt instruments that we issue in the future.

Branax, LLC

On July 6, 2001, pursuant to an agreement to purchase membership interests, through our newly formed, wholly owned subsidiary, POPN Acquisition Corp, we acquired 100% of the membership interests of Branax, LLC.  Branax, LLC produces Flixstix, the first flavoring for popcorn to be offered in individual servings.  Branax, LLC has been attempting to develop partnering programs with major food manufacturers. Although there was a successful program with one major customer, the delay in developing significant revenues from Branax, LLC has resulted in the decision to write off goodwill.

We are currently in default on a promissory note in the original principal amount of $240,000 that we issued to purchase Branax, LLC and such default could have legal ramifications.  If such litigation were to occur we would be forced to expend significant time, money and other resources that could otherwise be used to advance our business operations.  If forced to defend the Company in such litigation, our management may have to curtail or even cease operations.

Off-balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely  to have a current or future effect on our financial condition, changes in  financial condition, revenues or expenses, results of operations, liquidity,  capital expenditures or capital resources that are material to investors.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF BUSINESS

Overview

Pop N Go, Inc. is a Delaware corporation, organized in October of 1996, for the purpose of conducting a business in the development, manufacturing, marketing and distribution of a new line of specialty food service and food vending machine equipment and related food products.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997.

We began operations in October 1996 and began shipping our first product, the Pop N Go Hot Air Popcorn Vending Machine during the 4th quarter of 1997. In February of 1998, we acquired all of the outstanding shares of Nuts to Go, Inc., and through this acquisition, we acquired technology under development for a “Hot Nuts” vending machine.  Our management intends this to be our second vending machine product.  As of September 25, 2006, we have not manufactured the “Hot Nuts” vending machine.  We believe that we will introduce a prototype of the “Hot Nuts” vending machine in the first calendar quarter of 2007, but cannot provide assurances as to when we will be able to do so.

In July of 2001, we acquired Branax, LLC, a development stage company which had developed a variety of single serving packaged flavorings for use on popcorn and other snack foods.  We are not currently manufacturing Branax popcorn flavors, but we expect to do so in the first calendar quarter of 2007, but cannot provide assurance as to when we will be able to do so.

Revenue streams are anticipated to be generated in the future from (1) the sale of the Company-owned vending machines; and (2) the operation of Company-owned revenue share machines, which are owned by us, and are typically located in schools, airports, shopping malls, retail stores and high traffic public locations.  The owner or operator and we share the revenue generated by Company-owned machines.  Our personnel provide maintenance and collection services for revenue sharing machines.

Products

We produce a hot-air based popcorn vending machine that delivers a fresh cup of popcorn on demand, with butter flavoring.  We hold the Company’s proprietary microprocessor technology, which provides a closed-loop feedback popping process, and generates an audit trail for each cup vended.  The attractive design is geared for the retail environment in an effort to generate a higher volume of cups sold than in a traditional vending environment.

The popcorn unit has a moving color LED display that instructs the customer on how to use the vending machine, neon lights, and an open “see-through” cooking system that allows the customer to watch and take in the aroma as the machine pops the popcorn on demand. The neon lights and a moving color LED display provide for maximum visibility and customer entertainment. The 46 ounce cup of popcorn is popped with hot air during a two- minute vend cycle, and the customer has a choice of oil-free or butter-flavored popcorn. The latter is sprayed with butter-flavored oil during the pop cycle.

Company-owned machines can be operated in automatic vend mode, manual mode or via remote control in manual locations where the machine is not located in close proximity to the cashier. It is available in counter top or floor models. Both models feature a napkin and salt dispenser and a waste drawer. The vender features fully programmable system parameters, including cook time, temperature and butter dispenser. All subsystems can be easily removed for cleaning and maintenance. The machine’s computerized audit system allows for easy access to vend history.

To install the machine, the operator need only remove the fully assembled unit from its box, and plug it in at a location. Once the operator stocks the unit with popcorn and flavoring and has verified the kernel and flavoring dispenser level, he or she must only restock the machine every 100 vends.

Our focus on serving the general public in addition to the office and factory workplace expands the market for fresh popped popcorn significantly.

In addition to the United States, where we have revenue share programs in schools, military bases and shopping malls, we also has targeted the international market for the sale of popcorn units.  As of September 25, 2006, we have sold machines to Mexico, Canada, China, Cyprus, Poland, Korea, Lebanon, Venezuela, Australia and Israel.

Recent Developments

On April 4, 2006, we entered into an Agreement to Purchase Stock with Microwave Roasters, Inc., an Alabama company, pursuant to the amended Stock Purchase Agreement, which was subsequently amended and restated on September 15, 2006, we acquired 49% of Microwave Roasters Inc.’s common stock for $580,000 in cash and notes and 2,000,000 shares of our restricted common stock.  On August 24, 2006, Microwave Roasters, Inc. agreed to enter into an Exclusive Distribution Agreement with ALTROX, a subsidiary of Grupo Logistics, which operates in Mexico, for the sales and distribution of the microwave snack items throughout Mexico.

The Market

Management believes the ability to deliver hot fresh popcorn popped right in front of the customer with all of the smell and sound of fresh popping corn presents a powerful attract mode to the consumer.  We believe that the vend price of $1 for a 46 ounce cup of popcorn represents significant value to the consumer and allows the owner/operator to net up to $0.80 for each cup vended, before paying any location commissions.

Our popcorn machines are currently located in shopping centers, schools, convenience stores, supermarkets, bowling alleys, car washes, military bases and a wide range of other retail, industrial and office locations.

Management believes there is a trend toward eating healthy, which may give us a significant advantage over microwave and other kettle popped products, since we can be delivered totally oil-free.  The customer who enjoys butter flavoring can choose that option by making that selection during the vend process.  The total vend cycle takes approximately 2 minutes, which is shorter than the microwave or kettle popped process.

Competition

Consumers of popcorn outside of the home heretofore have had two options available to them. First is the kettle popped popcorn, which is typically available in movie theaters and concession stands.  The popcorn is cooked in oil in large batches and is subject to waste, labor and cleanliness issues.  Kettle popped corn will grow stale quickly if not consumed.  The second option typically available in the lunchroom environment is microwave-cooked popcorn. The consumer purchases a bag of microwave popcorn from a snack vending machine and cooks it in a microwave oven.

These traditional ways of serving popcorn are the major competition for our popcorn machine. These methods do not allow for delivery of a fresh cup popped on demand in an oil free manner.

We believe there may be perhaps two competitors that produce hot air popcorn vending machines. Neither have the features of our machines that combine the programmable cook process with the attract mode LED display.   Our management believe we have significant market advantages over these competitors because (1) we are the only company with a programmable cooking process popcorn vending machine, and (2) our popcorn machine design allows for placement of the machines in locations that would not accept competitive units.

Foreign Operations

In the past, we have sold our equipment to customers in Canada, China, UK, Mexico, Lebanon, Venezuela, Cyprus, Korea, Israel, Poland and Australia.  We believe that foreign operations will play a continuing role in the future.

Inventory

We subcontract the manufacture of our circuit boards and other parts of the popcorn unit to outside manufacturers which produce parts to specifications that we provide to them.  Parts consist primarily of small parts and supplies to be used in the manufacturing process of machines held for resale.  Parts are valued at the lower of cost or market. Cost is determined by the first-in, first-out (”FIFO”) method.

Intangible Assets

Intangible assets consist primarily of consulting agreements and non-compete agreements acquired in connection with the acquisition of Branax, LLC.

Research And Development

We continue to refine, retrofit, and improve the popcorn unit, and the unit’s overall production and manufacturing processes. We have also under development for some years the Hot Nuts Machine. We are exploring the possible development of other food service and vending machines in the future.

Seasonal Factors

Currently we are not subject to any seasonal factors given that the consumption of popcorn is not subject to seasonality.  We believe that once we significantly increase our presence in schools, we will be affected by the terms of the school year, such as winter and summer breaks.

Employees

As of September 25, 2006, we have two full time employees and seven independent contractors.  None of our employees belong to a union.

Government Regulations

Although we believe there are no government regulations, which apply to the mechanical electrical safety aspects of Pop N Go machines, we obtained certification for the European Community (“EC”) and for Mexico, Normas Officialese Mexicana (“NOM”).  We obtained listing with Underwriters Laboratory (“UL”) for the United States and with Canadian Underwriters Laboratory (“CUL”).

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of each of our executive officers as of September 25, 2006.  Subject to rights under any employment agreements, our officers of the serve at the pleasure of the Board of Directors.

Name	Age	Title
Melvin Wyman	68	Secretary and Sole Director

MELVIN WYMAN is Chief Executive Officer and Sole Director. Dr. Wyman holds a BA and Ph.D. from the University of California, Los Angeles. He has over 21 years of experience in the design and marketing of specialty vending and video game products. He has served as the CEO of Pop N Go since the Company’s inception in 1996. Prior to his involvement with Pop N Go, Dr. Wyman was the Director of US Operations for Sport Active, Inc. Sport Active is a Canadian based developer of an interactive game system developed for the hospitality industry.

Currently, we have not established any committees on the Board of Directors.

Currently, we have no financial expert.

Involvement In Legal Proceedings

None of our executive officers nor directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding or any other legal proceeding that is currently pending.

Audit Committee And Financial Expert

We do not have an audit committee.  Melvin Wyman, our sole director, performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.  We do not currently have a written audit committee charter or similar document.

We do not have a financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.

Executive Compensation

Director Compensation

Our Directors do not receive any compensation for their services as Directors.

The following table reflects compensation paid or accrued during the indicated fiscal years, which end on September 30 of the indicated year with respect to compensation paid or accrued by Pop N Go, Inc.

SUMMARY COMPENSATION TABLE
Annual Compensation
Principal Position	Year	Salary $	Bonus $	Annual compensation $	Restricted Stock	Underlying Securities
Melvin Wyman	2005	96,000				N/A
Chief Executive Officer,	2004	96,000				N/A
Secretary and Sole Director	2003	150,000				N/A

(1)

Does not include prerequisites and other personal benefits, securities or property if the aggregate amount of such compensation for each of the persons listed did not exceed the lesser of (i) $50,000 or (ii) ten percent of the combined salary and bonus for such person during the applicable year.  No stock options were granted to officers and directors during the Company’s fiscal year ended September 30, 2005.

Employment and Consulting Agreements

We do not have any employment agreements at this time.

On October 1, 2003, we entered into a consulting agreement with Calblue, Inc, to have Melvin Wyman, President of Calblue, Inc., serve as our President and Chief Financial Officer.  Pursuant to the consulting agreement, Mr. Wyman was to be compensated $8,000 per month for services rendered to us.  We have not renewed out consulting agreement with Calblue, Inc., but expect to do so in the future.  At June 30, 2006, we accrued consulting expenses to shareholders amounting $364,151. We recorded $48,000 consulting fees in the six months ended June 30, 2006. We also issued 4,000,000 shares to Calblue, Inc. during the quarter ended December 31, 2005.  The fair market value of $96,000 of the shares has been recorded as a consulting expense.

We entered into a consulting agreement with Ruth Williams effective March 23, 2006.  Under the terms of the agreement, Ms. Williams will provide operational and administrative services to us for a salary of $83,000 per year.  The consulting agreement with Ms. Williams ends on March 31, 2007 and will automatically renew unless the parties agree in writing to end the agreement prior to termination date of March 31, 2007.

In addition to direct remuneration, we reimburse all employees and consultants for business-related expenses, and do not provide medical insurance benefits.

Stock Option Plan

On August 31, 1998, the Board of Directors of Pop N Go, Inc. adopted a Stock Option Plan (the “Plan”).  This Plan provides for the grant of Incentive Non- Qualified Stock Options to employees selected by the Board of Directors of Pop N Go, Inc. As of September 25, 2006, there are no options outstanding.

Securities Authorized For Issuance Under Equity Compensation Plans

We established a Non-Qualified Stock Option Plan in August 1998.  The maximum number of shares of common stock that may be issued under this Plan is 500,000.  As of September 30, 2005 there were 100,000 shares of our common stock that could be issued upon exercise of the outstanding options under our Stock Option Plan here 100,000 shares expired on December 31, 2005.  There are no stock options outstanding as of September 25, 2006.

Aggregated Options/SAR Exercises

The following table sets forth certain information regarding options exercised in the fiscal year ended September 30, 2005 by our Named Executive Officers.

Aggregated Options/SAR Exercises

In Last Fiscal Year And

Fiscal Year End Options/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ® Exercisable/Unexercisable
None for any officer or director	0	0	0	0

Long-Term Incentive Plans

The following table sets forth certain information regarding long-term incentive plan awards in the fiscal year ended September 30, 2005 by Pop N Go’s named executive officers.

Long-Term Incentive Plans – Awards in Last Fiscal Year

			Estimated future payouts under non-stock price-based plans
Name	No. of Shares, units or other rights (#)	Performance or other period until maturation or payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
None for any officer or director	0	0	0	0	0

Compliance With Section 16(a) Of The 1934 Act

Section 16(a) of the 1934 Act requires our directors and executive officers, and person who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities.  Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

Based on available information, we believe that the following persons have not complied with Section 16(a): Melvin Wyman and Haruyo D’Elia.

Code Of Ethics

We have adopted a formal code of ethics that applies to our principal executive officer and principal accounting officer, all other officers, directors and employees.  This code of ethics was filed with the SEC as an exhibit to our Annual Report on Form 10-KSB for the year ended September 30, 2005.

DESCRIPTION OF PROPERTY

We occupy 6,000 square feet in Whittier, California, where the corporate office and manufacturing facility are located.

We rent the Whittier office and manufacturing facility at a rent of $1,500.00 per month plus $300 for utility costs, pursuant to a lease, which expired on January 1, 2005 and thereafter became a month to month lease.  We believe we are paying at or below market rates for the facility.  Management believes that other comparable space may be available at similar rent and terms should we be required to move to another location.

LEGAL PROCEEDINGS

A lawsuit was filed by a one of our former employees in July 2004.  The lawsuit sought damages for $117,179 based on the breach of contract.  The lawsuit was subsequently settled for $80,000 on October 14, 2005, and the claim was paid in full in July 2006.

In June 2006, a debenture holder filed a lawsuit against us for breach of a convertible debenture for $10,000.  We settled the claim for $10,000 plus $350 in legal fees in July 2006.  We must pay the settlement fee by November 2006.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities as of September 25, 2006, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of our outstanding shares, (ii) each director of the Company or any nominee for directorship, (iii) the Chief Executive Officer of the Company and each of the other Named Executive Officers and (iv) all directors and Named Executive Officers of the Company as a group.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common	Melvin Wyman(2) 1154 Palms Boulevard Venice, California 90291	11,026,750	5.05%
	All Directors & Officers as a Group	11,026,750	5.05%
	Haruyo D’Elia 3060 Java Road Costa Mesa, CA 92626	58,307,292	26.95%
Total		69,334,042	32%

(1)

Applicable percentage of ownership is based on 218,775,347 shares of common stock outstanding as of September 25, 2006 for each stockholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 25, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 10,806,750 shares held of record in the name of, Calblue, Inc., a corporation wholly-owned corporation by Melvin Wyman, and approximately 220,000 shares held on the open market.  The addresses for Mr. Wyman is c/o Pop N Go, Inc., 12429 East Putnam Street, Whittier, California 90602.

(3)

Includes 16,940,625 shares held of record by Ms. D’Elia, 2,200,000 shares pursuant to the exercise of warrants and 39,166,667 shares which can be converted pursuant to convertible debentures in the principal amount of $795,000 issued to Ms. D’Elia by us from March 2005 through September 25, 2006.  Ms. D'Elia makes her own investment decisions.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Price Of The Common Stock

 Our common stock is traded in the OTCBB market under the symbol “POPN”, and has traded publicly on the OTCBB since June 26, 2000.  Prior to that time, from April 26, 1999 through June 25, 2000, our stock was traded in the “Pink Sheets” market.

The following table presents the range of the high and low net sale prices and estimated average daily volume information for our common stock for the periods indicated, which information was provided by the NASDAQ Stock Market, Inc. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

YEAR 2004	High Bid	Low Bid
Quarter Ended March 31, 2004	$0.018	$0.007
Quarter Ended June 30, 2004	$0.040	$0.015
Quarter Ended September 30, 2004	$0.032	$0.018
Quarter Ended December 31, 2004	$0.025	$0.011

YEAR 2005	High Bid	Low Bid
Quarter Ended March 31, 2005	$0.030	$0.010
Quarter Ended June 30, 2005	$0.028	$0.014
Quarter Ended September 30, 2005	$0.026	$0.013
Quarter Ended December 31, 2005	$0.028	$0.017

YEAR 2006	High Bid	Low Bid
Quarter Ended June 30, 2006	$0.032	$0.017
Quarter Ended June 30, 2006	$0.057	$0.031
July 1 to September 25, 2006	$0.045	$0.023

Holders of Common Stock

Records of our stock transfer agent indicate that as of September 25, 2006, there were approximately 698 record holders of our common stock.

Dividend Policy

We have not paid any cash dividends to date, and do not anticipate or contemplate paying cash dividends in the foreseeable future.

Securities Authorized For Issuance Under Equity Compensation Plans

We established a Non-Qualified Stock Option Plan in August 1998.  The maximum number of shares of common stock that may be issued under this Plan is 500,000.  As of September 25, 2006, there were no shares of our common stock that could be issued upon exercise of the outstanding options under our Stock Option Plan. The following table summarizes information about our Non-Qualified Stock Option Plan.

Equity Compensation Plan Information

Plan Category)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by security holders	None	None	None
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective October 1, 2003, we entered into an agreement with Calblue, Inc, to have Melvin Wyman, President of Calblue, Inc., serve as our President and Chief Financial Officer.  Pursuant to the consulting agreement, Mr. Wyman was to be compensated $8,000 per month for services rendered to us.  The consulting agreement has not been renewed of as September 25, 2006.  In connection with this consulting agreement, we recorded $48,000 consulting fees in the six months ended June 30, 2006.  We also issued 4,000,000 shares to Calblue, Inc. during the quarter ended December 31, 2005.  The fair market value of $96,000 of the shares has been recorded as a consulting expense.

At September 30, 2005, we owed a group of our shareholders $240,000 under a promissory note issued to them in connection with the acquisition of Branax, LLC in July 2001.  The loan bears interest at 10% per annum and was due September 2001.  As of September 25, 2006, the promissory note is in default.  During the year ended September 30, 2005, the Company recorded imputed interest at 12% and recorded $28,800 for the interest expenses on this loan.  The interest expenses continue to accrue quarterly $7,200.  The shareholders we owe under the loan agreement are: Brian Cox, Robert Hisaoka, Richard Patterson, Dick Hickman, Sheila Freeman and Rick Myerchalk.

We did not give anything of value to, or receive anything of value from, any promoter during the fiscal years 2005 or 2004.

DESCRIPTION OF CAPITAL STOCK

General

Our Articles of Incorporation authorize the issuance of 900,000,000 shares of common stock, $0.001 par value per share.  As of September 25, 2006, there were 218,175,348 outstanding shares of common stock.  We have no preferred stock.  Set forth below is a description of certain provisions relating to our capital stock.  For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders.  There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.  The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

As of September 25, 2006, we have no preferred stock.

Options

As of September 25, 2006, we have no options outstanding.

Stock Purchase Warrants

As September 25, 2006, we have outstanding warrants to purchase 13,288,500 shares of common stock.  The exercise price of the warrants ranges from $0.01 to $0.50.  We recognized expenses for these warrants on our financial statements based on their fair market value.  The warrants vest immediately and have expiration dates ranging from one to five years.  The following table contains information regarding our warrants.

State Date	Expiration	Issued to	Issued to	Shares	Exercise Price	$ Value (1)
07/24/01	08/01/09	Beyla Potash (Tarshish)	Consultant for Contract Services	3,500	0.100	350.00
12/28/02	12/31/07	Jack Vogel	Consultant for Contract Services	150,000	0.010	1,500.00
05/01/02	05/01/07	Mohammed Bilal Ruknuddeen	Contract Agreement on Cash Investments	9,375,000	0.016	150,000.00
02/01/06	12/31/06	Haruyo D'Elia	Investor Agreement on Cash Investment	2,000,000	0.010	20,000.00
02/20/06	12/31/06	Duane Palumbo	Investor Agreement on Cash Investment	100,000	0.020	2,000.00
02/24/06	12/31/06	Duane Palumbo	Investor Agreement on Cash Investment	100,000	0.010	1,000.00
03/06/06	12/31/06	Williams Robertson	Investor Agreement on Cash Investment	50,000	0.020	1,000.00
03/10/06	12/31/06	Francis Duschl	Investor Agreement on Cash Investment	10,000	0.020	200.00
03/16/06	12/31/06	Louis Tiberi	Investor Agreement on Cash Investment	200,000	0.010	2,000.00
03/31/06	03/31/07	Cliff Francisco	Investor Agreement on Cash Investment	100,000	0.020	2,000.00

05/17/06	12/31/06	Patrick F Brennan	Investor Agreement on Cash Investment	100,000	0.020	2,000.00
06/09/06	12/31/06	Cliff C Francisco, Jr.	Investor Agreement on Cash Investment	100,000	0.020	2,000.00
06/22/06	12/31/06	Howard Hedlund	Investor Agreement on Cash Investment	250,000	0.020	5,000.00
06/30/06	12/31/06	James K Crothers	Investor Agreement on Cash Investment	100,000	0.040	4,000.00
06/30/06	12/31/06	James Horalek	Investor Agreement on Cash Investment	50,000	0.050	2,500.00
07/14/06	12/31/06	Mary Crothers	Investor Agreement on Cash Investment	100,000	0.030	3,000.00
07/20/06	12/31/06	Jean Paul D’elia	Investor Agreement on Cash Investment	100,000	0.040	4,000.00
07/20/06	12/31/06	Jacques D'Elia	Investor Agreement on Cash Investment	100,000	0.040	4,000.00
07/20/06	12/31/06	Haruyo D'Elia	Investor Agreement on Cash Investment	200,000	0.040	8,000.00
07/20/06	12/31/06	Howard Hedlund	Investor Agreement on Cash Investment	100,000	0.040	4,000.00
				13,288,500		$218,550.00
			Weighted Average Exercise Price		0.016

*

Warrants were issued to a Beneficial Owner.

*

By $ value, we mean the amount of cash Pop N go will receive from the warrants.

(1)

Dollar value means cash Pop N Go receives from the warrants.

Transfer Agent

The transfer agent for our common stock is Liberty Transfer, Inc.  Its address is Box 558, Huntington, New York 11743-0588, and its telephone number is (631) 385-1616.

Limitation Of Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as our directors or officer.  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common are available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ resolutions.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal year ended September 30, 2005 and September 30, 2004 has been audited by Kabani & Company, Inc.  The reports of Kabani & Company, Inc. are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.  The report of Kabani & Company, Inc. contained elsewhere in this prospectus contain an explanatory paragraph regarding our ability to continue as a going concern.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Herbert Davic, P.L.C. and has been filed with the Registration Statement on August 14, 2006.

INTERESTS OF NAMED EXPERT AND COUNSEL
LEGAL MATTERS

Our audited consolidated financial statements for the year ended September 30, 2005 and September 30, 2004 has been audited by Kabani & Company, Inc., which does not have any interests in us and have never been employed by us on a contingent basis.

HOW TO GET MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the 1933 Act with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions.  The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 100 F.  Street, N.E., Washington, D.C.  20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

F-i

POP N GO, INC. AND SUBSIDIARIES

Consolidated Balance Sheet As of June 30, 2006
(Unaudited)

June 30, 2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 770,807
Accounts receivable, net of allowance of $230	5,328
Prepaid expenses and other current assets	518,358
TOTAL CURRENT ASSETS	1,294,493

NOTE RECEIVABLE	72,023
RENTAL INVENTORY, net	21,391
FURNITURE AND EQUIPMENT, net	4,488
TOTAL ASSETS	$ 1,392,395

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$ 614,422
Accrued liabilities	214,799
Consulting payable - related parties	295,870
Debenture interest payable	2,168,654
Accrued payroll and payroll taxes	153,359
Customer deposits	31,855
Loan payable - related party	240,000
Short-term note payable	905,949
Convertible debt, net	5,217,050
Warrant liability	6,132,761
Accrued derivative liability	940,341
TOTAL CURRENT LIABILITIES	16,915,060

LONG-TERM CONVERTIBLE DEBT, net	231,478
TOTAL LIABILITIES	17,146,538

STOCKHOLDERS' DEFICIT
Common stock; $0.001 par value; 900,000,000 shares authorized; 218,175,348 shares issued and outstanding	218,175
Common stock to be issued	994,925
Additional paid-in capital	16,185,584
Prepaid consulting	(232,888)
Accumulated deficit	(32,919,939)

TOTAL STOCKHOLDERS' DEFICIT	(15,754,143)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 1,392,395

The accompanying notes are an integral part of these unaudited consolidated financial statements

POP N GO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations for the Three Months
and Nine Months Ended June 30, 2006 and 2005
(Unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005

SALES
Equipment sales	$ -	$ 9,485	$ 23,543	$ 9,485
Revenue share income	18,661	2,763	53,814	10,927
TOTAL SALES	18,661	12,248	77,357	20,412

COST OF GOODS SOLD
Cost of goods sold equipment	-	10,001	23,108	10,001
Cost of goods sold revenue share income	2,020	-	11,337	6,444
TOTAL COST OF REVENUES	2,020	10,001	34,445	16,445

GROSS PROFIT	16,641	2,247	42,912	3,967

OPERATING EXPENSES
Selling, general and administrative	539,773	317,347	1,564,872	977,357
TOTAL OPERATING EXPENSES	539,773	317,347	1,564,872	977,357

LOSS FROM OPERATIONS	(523,132)	(315,100)	(1,521,960)	(973,390)

OTHER INCOME (EXPENSES):
Interest expense and financing costs	(524,484)	(183,846)	(3,801,709)	(559,202)
Beneficial conversion feature	(369,678)	(150,228)	(798,479)	(310,123)
Change in fair value of warrant and derivative liabilities	(2,720,848)	-	(3,225,694)	-
Loss on settlement of debt	(296,660)	-	(296,660)	-
Other	-	1,402	(8,780)	1,402
Recovery of equipment	-	-	-	2,059
Gain on sale of rental equipment	-	-	-	745
TOTAL OTHER EXPENSE	(3,911,670)	(332,672)	(8,131,322)	(865,119)

LOSS BEFORE PROVISION FOR INCOME TAXES	(4,434,802)	(647,772)	(9,653,282)	(1,838,509)

PROVISION FOR INCOME TAXES	-	-	2,400	2,400

NET LOSS	$ (4,434,802)	$ (647,772)	$ (9,655,682)	$ (1,840,909)

LOSS PER SHARE - BASIC AND DILUTED	$ (0.02)	$ (0.01)	$ (0.06)	$ (0.02)

WEIGHTED AVERAGE COMMON EQUIVALENT SHARES OUTSTANDING - BASIC AND DILUTED	187,144,404	122,489,059	171,221,896	122,489,059

The accompanying notes are an integral part of these unaudited consolidated financial statements

POP N GO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows for the Nine Months Ended June 30, 2006 and 2005
(Unaudited)

	Nine Month Periods Ended
	June 30,	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (9,655,682)	$ (1,840,909)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,946	22,873
Allowance for bad debts	-	3,465
Beneficial conversion feature	798,479	310,123
Shares to be issued (to be issued) for loan incentive/services/debt settlement	253,175	34,400
Change in fair value of warrant and derivative liabilities	3,225,694	-
Amortization of prepaid consulting fees	221,004	-
Non-cash financing charge	2,579,963	-
Loss on settlement of debt	296,660
Issuance of warrants	-	9,045
Expense paid with rental equipment	-	2,367
Recover of rental equipment	-	(2,059)
Gain on sale of rental equipment	-	(745)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	2,700	(5,079)
Prepaid expenses and other current assets	411,839	6,351
Increase (decrease) in:
Accounts payable	(111,793)	15,830
Accrued liabilities	(40,909)	525,282
Accrued consulting - related party	(130,925)	(16,255)
Debenture interest payable	311,058	-
Accrued payroll and payroll taxes	(25,813)	-
Customer deposits	(3,310)	(26,161)
Net cash used in operating activities	(1,861,914)	(961,472)
CASH FLOWS FROM INVESTING ACTIVITIES:
Issuance of notes receivable	(50,000)	(22,023)
Payments for furniture and equipment	(3,799)	-
Net cash used in investing activities	(53,799)	(22,023)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of convertible debentures, net	2,679,818	665,353
Proceeds from notes payable	144,933	-
Payments for notes receivable	-	416,494
Payment of notes payable	(175,644)	(113,107)
Proceeds from sale of common stock	20,000	-
Proceeds from sale of common stock (to be issued)	18,000	-
Payment for cancellation of common stock (to be issued)	(2,283)	-
Net cash provided by financing activities	2,684,824	968,740
NET INCREASE IN CASH AND
CASH EQUIVALENTS	769,111	(14,755)
CASH AND CASH EQUIVALENTS, Beginning of period	1,696	17,629
CASH AND CASH EQUIVALENTS, End of period	$ 770,807	$ 2,874
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$ -	$ 250,512
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these unaudited consolidated financial statements

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the nine months ended June 30, 2006, the Company (1) issued 34,299,225 shares of common stock for the conversion debt of $734,475; (2) issued 13,500,000 shares of common stock for services valued at $330,000; (3) issued 5,430,000 shares of common stock for a debt settlement of $492,788; (4) issued 33,520,666 shares that the Company had previously committed to issue; and (5) recorded a beneficial feature of $1,316,832 related to the issuance of individual convertible notes.

The accompanying notes are an integral part of these consolidated financial statements.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements have been prepared by Pop N Go, Inc. (the “Company”), pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the year ended September 30, 2005 included in the Company’s Annual Report on Form 10-KSB.  The results of the nine months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year ending September 30, 2006.

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Pop N Go, Inc. and its wholly-owned subsidiaries, Nuts To Go, Inc and Branax, LLC. All inter-company balances and transactions have been eliminated.

Net Loss per Share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (“SFAS 128”). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.  At June 30, 2006, the Company had 132,865,000 warrants outstanding that were anti-dilutive.  In addition, the Company has convertible debentures that could be converted into 106,600,568 shares of the Company’s common stock.

Stock-based compensation

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123.” The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Prepaid Consulting

Prepaid consulting relates to amounts paid to consultants with the Company’s common stock.  The value of the consulting services is being expensed over the terms of the consulting agreements.

Issuance of Shares for Service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company’s consolidated financial statements as substantially all of the Company’s operations are conducted in one industry segment during the period ended June 30, 2006.

Reclassifications

For comparative purposes, prior period’s consolidated financial statements have been reclassified to conform to report classifications of the current period.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  The Company has not evaluated the impact of this pronouncement its financial statements.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In March 2006 FASB issued SFAS 156 ‘Accounting for Servicing of Financial Assets’ this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.

Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.

Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.

Permits an entity to choose ‘Amortization method’ or  Fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities:

4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

NOTE 2 - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, during the nine months ended June 30, 2006, the Company incurred a net loss of $9,655,682.  In addition, the Company’s cash flow requirements have been met by issuing convertible debentures, and much of the Company’s debt is currently in default. Assurance cannot be given that debt financing will continue to be available to the Company and demand for the Company’s equity instruments will be sufficient to meet its capital needs. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

The Company has started to manufacture its popcorn machines in Shanghai, China which we believe will result in a significant cost savings and increase production capacity to 1,000 machines per month. The Company expects to receive an initial shipment of 200 machines in October 2006.  The Company concluded successful pilot programs in several school districts and, as a result, the Company expects to place its popcorn machines in middle schools and high schools starting November 2006. The new requirement for healthy snacks in many school districts has resulted in a significant increase in demand for the Company’s hot air popcorn vending machines.  The Company is also testing its machines with an international foodservice provider in corporate cafeterias and with a national drugstore chain. The Company expects the nationwide trend toward healthy eating to play a major role in driving the demand for its popcorn machines.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 3 - ACCRUED LIABILITIES

Accrued liabilities at June 30, 2006 consisted of the following:

Credit cards	$2,517
Warranty accrual	13,813
Accrued consulting fees	93,323
Accrued consulting fees - BRX	72,000
Equipment repurchase agreements	20,742
Liability insurance payable	7,232
Other	5,172
Total	$214,799

NOTE 4 - SHORT-TERM NOTES PAYABLE

A Short-term notes payable at June 30, 2006 consisted of the following:

Note payable dated May 2, 2000, bearing interest at 12% per annum and due in January 2001. This note payable is currently in default.	$222,192
Note payable dated June 26, 2001, bearing interest at 20% per annum and due June 26, 2002. This note payable is currently in default.	50,000
Note payable dated July 5, 2001, bearing interest at 15% per annum and due in September 2001. This note payable is currently in default.	8,076
Note payable dated April 3, 2000 assumed in acquisition of Branax, bearing interest at 12% per annum and due in July 2000. This note payable is currently in default.	15,000
Note payable dated December 29, 1998 assumed in acquisition of Branax, bearing interest at 7% per annum and due in March 1999. This note was due March 29, 1999 and is currently in default.	28,083
Note payable dated December 18, 2000 assumed in acquisition of Branax, bearing interest at 8% per annum and due in January 2002. This was due January 1, 2002 and currently in default.	3,000
Note payable dated April 15, 2002, bearing no interest and due in October 2004.	57,500
Note payable dated April 24, 2002, bearing no interest and due in September 2002. This note was due September 24, 2002 currently in default.	8,000
Note payable dated December 12, 2002, bearing interest of $1,500 due at maturity in January 2003. This note is due April 1, 2007.	33,784
Note payable dated December 2, 2002, bearing interest of $2,000 due at maturity in February 2003. This note was due July 6, 2003 and currently in default.	10,000
Note payable dated December 16, 2002, bearing interest of $8,250 due at maturity in May 2003. This note was due March 6, 2003 and currently in default.	25,000
Notes payable dated Dec.19, Oct. 7, Oct. 28, 2002, bearing interest of $4,000 due at maturity in May and July 2003. These notes were due March 18, 2004, July 6, 2003, and July 27, 2003 and are currently in default.	30,000
Note payable dated January 23, 2003, bearing interest of $3,000 plus $1,950 for 60 day renewal, due in June 2003. This note was due June 22, 2003 and currently in default.	15,000

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 4 - SHORT-TERM NOTES PAYABLE (continued)

Note payable dated October 10, 2002, bearing no interest, due on demand.	10,500
Note payable dated Dec 18, 2002 and Feb 13, 2003, bearing interest of $5,000 plus $3,250 for 60 day renewal and $4,000, respectively, due in May 2003. These notes payable are due on May 17, 2003 and May 14, 2003 and are currently in default.	45,000
Note payable dated June 1, 2003, bearing interest at 10%, due in December 2003. This note payable was due December 31, 2003 and is currently in default.	17,509
Note payable dated April 4, 2003, bearing interest at 10%, and due in June 2004. This note payable was due June 9, 2004 and is currently in default.	14,277
Note payable dated December 9, 2003, bearing interest of $5,000 plus $5,000 for a 90 day renewal due June 2004. This note payable is currently in default.	30,000
Note payable dated December 17, 2003, bearing interest of $2,500 due in March 16, 2004. This note payable was due March 16, 2004 and is currently in default.	15,000
Note payable dated December 18, 2003, bearing interest of $5,000 Plus $5,000 for a 90 day renewal due June 2004. This note payable is currently in default.	29,340
Note payable dated December 24, 2003, bearing interest of $5,000 due March 23, 2004. This note payable was due March 23, 2004 and is currently in default.	30,000
Note payable dated January 29, 2004, bearing interest of $2,500 plus $2,500 for a 90 day renewal due July 2004. This note payable is currently in default.	15,000
Note payable dated February 25, 2004, April 27, 2004 and June 8, bearing interest of $5,000, $1,250 and $2,500 due August 2004, July 2004 and October 2004, respectively. These notes payable are currently in default.	37,500
Note payable dated March 11, 2004 and May 7, 2004, bearing interest of $1,250 and $1,250, due June 2004 and July 2004, respectively. These notes payable were due June 9, 2004 and July 6, 2004 and are currently in default.	12,000
Note payable dated March 28, 2004, bearing interest of $2,500 plus $2,500 for a 90 day renewal, due September 24, 204. This note payable is currently in default.	14,730
Note payable dated May 3, 2004, bearing interest of $1,250.00, due August 1, 2004. This note is currently in default.	2,750
Note payable dated May 13, 1998, bearing interest at 15% per annum, due June 13, 1998. This note is currently in default.	40,766
Note payable, bearing interest at 15% per annum, due April 20, 2007.	47,192
Note payable dated January 1, 2006, bearing interest at 15% per annum, due June 30, 2006.	38,750
$905,949

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 5- CONVERTIBLE DEBT

On November 16, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP (“Cornell”).  The terms of this agreement provide for the Company to issue up to $1,200,000 in convertible debentures to Cornell and to issue to Cornell a warrant to purchase 120,000,000 shares of the Company’s common stock for $0.01 per shares.  The convertible debentures can be converted into shares of the Company’s common stock at the option of Cornell at a conversion price of the lesser of $0.03 or 80% of the lowest closing bid price of the Company’s common stock for the five trading days immediately preceding the conversion date.  On November 16, 2005, the Company issued a convertible debenture to Cornell in the amount of $700,000 and on December 21, 2005, the Company issued another convertible debenture to Cornell in the amount of $500,000.  We received net proceeds of $638,049 under the secured convertible debentures.   The total net proceeds take into account estimated expenses in the amount of $80,000, the payment of $350,000 to Cornell for the repayment of the prior note issued to Cornell on February 9, 2005, accrued interest of $41,057 and $90,894 in structuring and commitment fees.  The convertible debentures are secured by substantially all of our assets and accrue interest at 10% per annum.  Cornell has the ability to foreclose on our assets if an event of default occurs pursuant to the underlying documents and is not remedied by us or waived by Cornell.  The secured convertible debentures are due on November 16, 2008.  Also, on November 16, 2005, the Company issued a warrant to Cornell to purchase 120,000,000 shares of the Company’s common stock for $0.01 per share.  The warrant expires five years from the date of issuance.

Per EITF 00-19, paragraph 4, these convertible debentures do not meet the definition of a “conventional convertible debt instrument” since the debt is not convertible into a fixed number of shares.  The debt can be converted into common stock at a conversions price that is a percentage of the market price; therefore the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate.  Therefore, the convertible debenture is considered “non-conventional,” which means that the conversion feature must be bifurcated from the debt and shown as a separate derivative liability.  This beneficial conversion liability has been calculated to be $940,341 at June 30, 2006 and is shown as a current liability in the accompanying consolidated balance sheet.  In addition, since the convertible debenture is convertible into an indeterminate number of shares of common stock, it is assumed that the Company could never have enough authorized and unissued shares to settle the conversion of the warrants into common stock.  Therefore, the warrants issued in connection with this transaction have been reported as liability at June 30, 2006 in the accompanying balance sheet with a fair value of $6,132,761.  The value of the warrant was calculated using the Black-Scholes model using the following assumptions: Discount rate of 4.5%, volatility of 381% and expected term of five year.  The fair value of the beneficial conversion feature and the warrant liability will be adjusted to fair value each balance sheet date with the change being shown as a component of net income.

The fair value of the beneficial conversion feature and the warrants at the inception of these convertible debentures were $300,000 and $3,479,963, respectively.  The first $1,200,000 of these discounts has been shown as a discount to the convertible debentures which will be amortized over the term of the debentures and the excess of $2,579,963 has been shown as financing costs in the accompanying statement of operations.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 5- CONVERTIBLE DEBT (continued)

Below is a summary of convertible debentures outstanding at June 30, 2006:

	Outstanding 9-30-05	Raised 2006	Converted into common stock/note payable in fiscal 2006/cash payments	Outstanding 6-30-06
2000 Notes	$ 821,964	-	$(27,500)	$794,464
2001 Notes	299,660	-	(33,908)	265,752
2002 Notes	778,500	-	(169,051)	609,449
2003 Notes	472,450	-	(16,450)	456,000
2004 Notes	742,680	-	(154,274)	588,406
2005 Notes	1,117,068	-	(297,818)	819,250
2006 Notes		$3,983,695	(87,000)	3,896,695
Series A Debentures	60,034		(60,034)	-
Totals	$4,292,356	$3,983,695	$(846,035)	$7,430,016

A summary of the convertible notes and related discounts is below:

	Current	Long-term	Total
Gross convertible debentures	$6,230,016	$1,200,000	$7,430,016
Debt discounts	(1,012,966)	(968,522)	(1,981,488)
Net	$5,217,050	$231,478	$5,448,528

Of the above net debentures, $5,217,050 is due within one year and $231,478 is due after one year.

NOTE 6 - STOCKHOLDERS’ DEFICIT

Common Stock

During the nine months ended June 30, 2006, the Company issued:

•

34,299,225 shares of common stock in exchange for debt totaling $734,475;

•

13,500,000 shares of common stock in exchange for services totaling $330,000;

•

5,430,000 shares of common stock in exchange for a debt settlement totaling $492,788;

•

33,520,666 shares that the Company previously committed to issue.

Also, during the nine months June 30, 2006, the Company recorded $1,316,832 for beneficial conversion feature on the convention convertible notes.

Stock to be Issued

During the nine months ended June 30, 2006, the Company also committed to issue 8,481,000 shares for services rendered valued at $172,775, 8,330,000 shares for loan incentives valued at $188,970; 1,000,000 shares for $18,000 in cash, and 3,955,981 shares for finders fees valued at $173,492.

During the year ended September 30, 2005, the Company recorded 5,726,666 shares to be issued per convertible debentures incentives and $1,000,000 shares to be issued per loan agreements for $20,000. The Company recorded 1,142,392 shares to be issued for debt raising costs amounting $23,516.   The Company recorded 3,000,000 shares to be issued for consulting services amounting to $45,300.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 6 - STOCKHOLDERS’ DEFICIT (continued)

During the year ended September 30, 2004, the Company recorded 12,920,000 shares to be issued per loan agreement amounting $214,890. The Company recorded 1,100,000 shares to be issued for consulting services amounting $15,000. The Company received $1,000 cash for 50,000 shares to be issued.

Under the terms of a consulting agreement, the Company committed to issue 200,000 shares of common stock for services.  As of September 30, 2002, 95,000 shares remained unissued. Total expense associated with the agreement was $280,000, which was charged to operations during the year ended September 30, 2000. As of September 30, 2002, the Company recorded $133,000 in committed stock for the unissued shares.

Under the terms of two expired consulting agreements, the Company committed to issue 333,000 shares of common stock for services. These shares remain unissued at September 30, 2004.

A summary of committed stock at June 30, 2006 is as follows:

SHARES TO BE ISSUED	Shares	Amount
Shares issuable under 2000 consulting agreement	95,000	$ 133,000
Shares issuable to officers under expired consulting agreements	333,000	466,200
Shares issuable under Regulation “S” placement	667,527	21,751
Shares issuable under 2003 loan agreement	100,000	1,570
Shares issuable under 2004 loan agreements	670,000	6,700
Shares issuable under 2005 debt raising costs	1,142,392	23,516
Shares issuable under 2004 Loan incentives for Convertible Debentures	106,666	1,920
Shares issuable under fiscal 2006 loan agreements	4,173,334	95,360
Shares issuable for finders’ fees during fiscal year 2006	3,569,981	165,533
Shares issuable under fiscal 2006 consulting agreements	4,281,000	79,375
	15,138,900	$994,925

Stock Option Plan

The Company adopted the 1998 Non-Qualified Stock Option Plan (the “1998 Plan”) on August 31, 1998. The purpose of the 1998 Plan is to promote the growth and profitability of the Company by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide employees with an opportunity for investment in the Company, and to give employees an additional incentive to increase their efforts on behalf of the Company.

Each employee or consultant as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1998 Plan.  The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1998 Plan is 500,000.  Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1998 Plan.  Under the 1998 Plan, incentive stock options must not be less than the per share par or stated value of the shares on the date the stock options are granted, subject to certain provisions.

During the year ended September 30, 2004, 100,000 options were granted and these options expired on December 31, 2005.  As of June 30, 2006, there were no options outstanding under this plan.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 6 - STOCKHOLDERS’ DEFICIT (continued)

Stock Purchase Warrants

As of the year ended September 30, 2004, the Company granted warrants to purchase 28,217,500 shares of common stock to consultants in exchange for services valued at $1,053,625. During the year ended September 30, 2005, 15,912,500 warrants expired valued at $832,125 and the Company granted warrants to purchase 800,000 shares of common stock to investors as additional consideration at $16,000.   The exercise price of the warrants ranges from $0.01 to $0.02. The Company recognized expense for these warrants based on the fair market value of warrants. The warrants vest immediately and have expiration dates ranging from one to five years.

On November 16, 2005, the Company issued a warrant to Cornell to purchase 120,000,000 shares of the Company’s common stock for $0.01 per share. The value of the warrant of $3,479,963 was calculated using the Black-Scholes model using the following assumptions: Discount rate of 4.5%, volatility of 381% and expected term of five year.

In February and March 2006, the Company issued a total of 2,560,000 warrants as loan incentives to purchase shares of the Company’s common stock for $0.01- $0.02 per share. The value of the warrants of $47,738 was calculated using the Black-Scholes model using the following assumptions: Discount rate of 3.5%, volatility of 222% and expected term of one year.

In May and June 2006, the Company issued a total of 600,000 warrants as loan incentives to purchase shares of the Company’s common stock for $0.02- $0.05 per share. The value of the warrants of $19707 was calculated using the Black-Scholes model using the following assumptions: Discount rate of 3.5%, volatility of 248% and expected term of one-half year.

The following table summarizes information about the warrants outstanding at June 30, 2006:

	Warrants	Average Exercise Price
Outstanding, September 30, 2003	25,772,500	$ 0.05
Granted in FY 2004	2,700,000	0.02
Expired/Forfeited in FY 2004	(255,000)	0.01
Outstanding, September 30, 2004	28,217,500	0.05
Granted in FY 2005	800,000	0.02
Expired/Forfeited in FY 2005	(15,912,500)	0.05
Outstanding, September 30, 2005	13,105,000	0.04
Granted in FY 2006	123,160,000	0.01
Expired/Forfeited in FY 2006	(3,400,000)	0.02
Outstanding, June 30, 2006	132,865,000	$ 0.01

The intrinsic value of the outstanding warrants at June 30, 2006 was $5,216,050.

Weighted-Average Remaining Contractual Life	4.00 Years
Range of Exercise Prices	$0.01–0.05
Weighted-Average Exercise Price of Warrants Outstanding	$0.01
Weighted Average Exercise Price of Warrants Exercisable	$0.01

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company may become involved in various litigation arising in the normal course of business.

A lawsuit was filed by one of the Company’s former employees in July 2004.  The lawsuit sought damages for $117,179 based on the breach of contract.  The lawsuit was subsequently settled for $80,000 on October 14, 2005, and the claim was paid in full in July 2006.

In June 2006, a debenture holder filed a lawsuit against us for breach of a convertible debenture for $10,000.  The Company settled the claim for $10,000 plus $350 in legal fees in July 2006.  The Company must pay the settlement fee by November 2006.

All of these amounts were included in the accompanying financial statements.

NOTE 8 - RELATED PARTY TRANSACTIONS

Loan payable – related party: At June 30, 2006, the Company owed a shareholder of the Company $240,000 under a loan payable agreement.  The loan bears interest at 10% per annum and was due September 2001 and is currently in default. During the quarter ended June 30, 2006, the Company recorded imputed interest at 12%.

Accrued consulting fees- related party: Effective October 1, 2003, the Company entered into an agreement with Calblue, Inc, to have the President of Calblue, Inc. serve as the CEO of the Company.  Pursuant to the agreement, the monthly remuneration for the CEO is $8,000.  At June 30, 2006, the Company has accrued consulting expenses to shareholders amounting $295,870. The Company recorded $72,000 consulting fees in the nine months ended June 30, 2006. The Company also issued 4,000,000 shares to Calblue, Inc. during the quarter ended December 31, 2005. The fair market value of $96,000 of the shares has been recorded as a consulting expense in the accompanying statement of operations.

NOTE 9 - SEGMENT INFORMATION

Prior to October 1, 2002, the Company operated under two business units which had separate management and reporting infra-structures that offered different products and services. The business units had been aggregated into two reportable segments (machine sales and flavorings). During the nine months ended June 30, 2006, the Company did not operate flavoring segment.

The Company operates domestically as well as internationally.  The Company sells its machines to Australia, North America, Europe, Asia and South America.  The Company operates its revenue sharing program at this time domestically and currently has no long lived assets outside of the United States.

NOTE 10 – ACQUISITION OF MICROWAVE ROASTERS, INC.

On April 4, 2006, the Company entered into a stock purchase agreement with Microwave Roasters, Inc. (“MRI”), an Alabama company, whereby the Company would acquire 51% of MRI’s common stock for $580,000 in cash and notes plus 2,000,000 shares of the Company’s restricted common stock. In connection with the foregoing transaction, the Company, MRI and certain shareholders of MRI executed a Shareholders Agreement dated April 5, 2006. On May 22, 2006, the Company and MRI entered into an amended stock purchase agreement whereby the closing date of the transactions contemplated under the stock purchase agreement was changed to June 1, 2006.  This transaction with MRI has not yet closed.  The Company has a note receivable of $72,023 including interest receivable of $4,131 from MRI for advances made.

POP N GO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND 2005

(UNAUDITED)

NOTE 11 - SUBSEQUENT EVENTS

Subsequent to June 30, 2006, the Company received $854,584 from the sale of new debentures.

On August 14, 2006, the Company filed a Registration Statement on Form SB-2 for the registration of 252,233,152 shares under the Securities Act of 1933.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Pop N Go, Inc.

We have audited the accompanying consolidated balance sheet of Pop N Go, Inc. as of September 30, 2005, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years ended September 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pop N Go, Inc. as of September 30, 2005, and the consolidated results of their operations and cash flows for the years ended September 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  During the year ended September 30, 2005, the Company incurred net losses of $2,533,153.  In addition, the Company had a negative cash flow in operating activities amounting $1,805,269 in the year ended September 30, 2005, and the Company’s accumulated deficit was $23,264,257 as of September 30, 2005. In addition, the Company is in default on numerous of its debt obligations. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KABANI & COMPANY, INC.

Certified Public Accountants

Los Angeles, California

January 19, 2006

POP N GO, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$ 1,696
Accounts receivable, net of allowance for doubtful accounts of $230	8,028
Prepaid expenses and other current assets	115,413
Total current assets	125,138

Note receivable	22,023
Rental inventory, net	35,789
Furniture and equipment, net	1,437
Total assets	$ 184,387

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$ 736,215
Accrued liabilities	264,908
Consulting payable-related parties	426,795
Debenture interest payable	2,035,490
Accrued payroll and payroll taxes	179,172
Customer deposits	35,165
Loan payable–related party	240,000
Short-term note payable	1,291,626
Convertible debt, net	4,096,666
Total current liabilities	9,306,037

Stockholders’ deficit:
Common stock, par value $.001 per share,
Authorized 300,000,000 shares, issued
And outstanding 124,489,059 shares
At September 30, 2005	124,479
Additional paid-in capital	12,917,504
Stock to be issued 27,009,665 shares of common stock	1,100,623
Accumulated deficit	(23,264,257)
Total stockholders’ deficit	(9,121,651)
Total liabilities and stockholders’ deficit	$ 184,387

The accompanying notes are an integral part of these consolidated financial statements

POP N GO, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Years ended September 30
	2005	2004

Equipment sales	$ 14,411	$ -
Revenue share income	30,892	56,800
Total	45,303	56,800

Cost of goods sold equipment	16,400	-
Cost of goods sold revenue share income	19,188	60,635
Total	35,588	60,635
Gross Profit (loss)	9,715	(3,835)

Operating expenses:
Loss on Legal Settlement	-	61,794
Litigation Expense	-	117,179
Rental equipment written off	154,178	-
Administrative and general	890,818	1,595,025
Total operating expenses	1,044,996	1,773,998
Operating loss	(1,035,282)	(1,777,833)
Interest expense	(739,337)	(829,985)
Beneficial conversion feature	(420,301)	(74,349)
Loss on conversion of debenture	-	(33,591)
Coast of raising debenture	(340,143)	(312,205)
Gain on sale of rental equipment	745	5,555
Interest Income	1,965	-
Other income	-	37,500
Total	(1,497,071)	(1,207,075)

Loss before income taxes	(2,532,353)	(2,984,908)
Provision for income taxes	(800)	(800)
Net Loss	$ (2,533,153)	$ (2,985,708)
Loss per share:	$ (0.02)	$ (0.00)
Weighted average shares outstanding used in the per share calculation:
Basic and diluted	123,343,854	103,036,085

The accompanying notes are an integral part of these consolidated financial statements

POP N GO, INC

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

	Shares	Amount	Additional Paid-In Capital	Stock to be Issued	Accumulated Deficit	Total Stockholders’ Deficit

Balance, September 30, 2003	88,369,894	$ 88,369	$ 11,597,986	631,724	(17,745,396)	(5,427,317)
Issuance of shares for service	25,000,000	25,000	480,750	-	-	505,750
Issuance of shares for cash	1,000,000	1,000	14,000	-	-	15,000
Issuance of shares for settlement of debt	4,000,000	4,000	56,000	-	-	60,000
Issuance of shares for equipment purchase	1,000,000	1,000	29,000	-	-	30,000
Issuance of stock Warrants	-	-	65,588	-	-	65,588
Conversion of convertible debentures	3,209,166	3,209	81,233	-	-	84,442
Beneficial Conversion Features	-	-	281,750	-	-	281,750
12,920,000shares to be issued for loan incentives	-	-	-	214,890	-	214,890
1,100,000 shares to be issued for service	-	-	-	15,000	-	15,000
50,000 shares to be issued for cash	-	-	-	1,000	-	1,000
Purchase and cancellation	(100,001)	(100)	(3,900)	-	-	(4,000)
Net loss for year ended September 30, 2004	-	-	-	-	(2,985,708)	(2,985,708)
Balance, September 30, 2004	122,479,059	122,479	12,602,406	862,614	(20,731,104)	(7,143,605)
Warrants granted	-	-	11,701	-	-	11,701
Beneficial conversion feature	-	-	259,397	149,193	-	408,590
Loan incentive interest	-	-	-	20,400	-	20,400
Consulting fees	-	-	-	68,416	-	68,416
Issuance of shares for equipment purchase	2,000,000	2,000	44,000	-	-	46,000
Net loss for year ended September 30, 2005	-	-	-	-	(2,533,153)	(2,533,153)
Balance, September 30, 2005	124,479,059	$ 124,479	$ 12,917,504	$1,100,623	$(23,264,257)	$ (9,121,651)

The accompanying notes are an integral part of these consolidated financial statements

POP N GO, INC and SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

	2005	2004
Cash flows used in operating activities:
Net loss	$ (2,533,153)	$ (2,985,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	68,504	148,594
Issuance of common stock for services	-	505,750
Allowance for bad debt	6,590	-
Options granted for services	-	15,000
Shares to be issued for loan incentive	20,400	140,541
Recovery of rental inventory	-	(37,500)
Issuance of warrants	11,701	65,588
Beneficial conversion feature	408,590	74,349
Loss on conversion of debenture	-	33,591
Gain on sale of rental equipment	-	(5,555)
Consulting fees	115,940	-
Funding expense	16,500	-
Loss on Inventory	154,178	-
Increase (decrease) in:
Accounts receivable	(11,904)	(807)
Note receivable	(22,023)	-
Prepaid expenses and deposits	-	500
Other Assets	1,255	-
Increase (decrease) in:
Other accounts payable and accrued expenses	13,848	512,196
Accrued consulting fee-related party	(45,564)	156,725
Customer deposits	(10,131)	9,510
Net cash used in operating activities	(1,805,269)	(1,367,226)
Cash flows from investing activities:
Proceeds from sale of rental equipment	18,167	8,485
Purchase of Rental Inventory	(67,000)	(5,000)
Net cash provided by/(used by) investing activities	(48,833)	3,485
Cash flows from financing activities:
Proceeds from sale of convertible Debentures, net	1,070,578	1,050,018
Proceeds from notes	175,000	317,066
Repurchase of common stock	-	(4,000)
Payments of notes	(53,107)	-
Proceed from shares to be issued	-	1,000
Proceeds on sale of common stock	-	15,000
Debenture interest payable	645,698	-
Net cash provided by financing activities	1,838,169	1,379,084
Net increase/(decrease) in cash and cash equivalents	(15,933)	15,343
Cash and cash equivalents, beginning of period	17,629	2,286
Cash and cash equivalents, end of period	$ 1,696	17,629
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ 61,539	65,428
Income taxes	$ -	-
Supplemental disclosure of Non-cash financing and investing information:
Shares issued for equipment purchased	$ 46,000	-

The accompanying notes are an integral part of these consolidated financial statements

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pop N Go, Inc., incorporated in the State of Delaware on October 21, 1996, and its subsidiaries, Nuts to Go, Inc. and Branax, LLC, (collectively, the “Company”) manufacture and develop coin-operated popcorn machines which they sell to distributors and retail establishments. The Company also intends to own and operate these machines for its own account on a revenue-sharing basis. In addition, the Company has developed prototype coin-operated machines for outside customers on a contract basis. Nuts To Go, Inc. and Branax, LLC were dormant companies for the years ended September 30, 2005 and 2004.

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the years ended September 30, 2005 and 2004, the Company incurred losses of $2,533,153 and 2,985,708, respectively. In addition, the Company’s cash flow requirements have been met by issuing convertible debentures, and much of the Company’s debt is currently in default. Assurance cannot be given that this source of financing will continue to be available to the Company and demand for the Company’s equity instruments will be sufficient to meet its capital needs. If the Company is unable to generate profits and unable to continue to obtain financing for its working capital requirements, it may have to curtail its business sharply or cease business altogether.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain its current financing, to obtain additional financing, and ultimately to attain profitability.

NOTE 3 – CONSULTING AGREEMENT ON ACQUISITION OF BRANAX, LLC

In connection with the purchase agreement of Branax, the Company entered into a two-year consulting agreement with the former President and Chief Executive Officer of Branax. The agreement expired in July 1, 2003 and extended verbally to June 30, 2004 and calls for the issuance of 326,880 shares of the Company’s common stock. The value of the shares, which were immediately issuable, was $88,258 and was fully capitalized as of September 30, 2003.  The value of the shares was determined using the fair-market value of the shares on the date of agreement. The shares were booked issued shares as consulting expenses against  paid-in capital.  The Company originally recorded these shares as “shares to be issued” and has reclassified the $88,258 from shares to be issued to additional paid in capital since the shares were issued during FY 2002.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Pop N Go, Inc. and its wholly owned subsidiaries, Nuts to Go, Inc. and Branax. All significant inter-company transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”). The Company is recognizing revenue from two sources; sale of equipment and the owner operated revenue share program. Equipment sales are recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Revenues from the revenue sharing program are recognized upon monthly collections of proceeds from the machines. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management’s expectations.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable consist primarily of short and long-term amounts due from customers. The Company has provided for an allowance in the aggregate of $230 and $63 for the year ended September 30, 2005 and 2004, respectively for accounts it considers uncollectible. Management believes this to be sufficient to account for all uncollectible accounts.

Inventories

Inventories consist of small parts and supplies to be used in the manufacturing process of machines held for resale, work in process, and finished goods. Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

Rental equipment

Rental equipment is stated at cost. Depreciation is computed using the straight- line method over an estimated useful life of seven years. Depreciation expense was $16,110 and $17,012 for the years ended September 30, 2005 and 2004, respectively.

During the year ended September 30, 2005, the company wrote off rental equipment valuing $154,178 for equipment that was found to be obsolete or damaged.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over an estimated useful life of five years. Depreciation expense was $2,394 and $9,865 for the years ended September 30, 2005 and 2004, respectively.

Customer Deposits

As of September 30, 2005, customers had paid deposits totaling $35,165 to the Company for machines which had not been delivered as of that date. Revenue on the sale of these machines will be recognized when the equipment is shipped.

Impairment or disposal of long-lived assets

In August 2001, the FASB issued Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses for the year ended September 30, 2005 and 2004 were insignificant.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company operates under one business unit, as disclosed in note 12.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, prepaid expenses and other current assets, intangible assets, other assets, short-term notes payable, loan payable - related party, convertible debt, accounts payable, accrued liabilities, and customer deposits, the carrying amounts approximate fair value due to their short maturities.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss per Share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share (“SFAS 128”). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.  At September 30, 2005, the Company has the following common stock equivalents outstanding that were anti-dilutive:  options – 100,000; warrants – 13, 105,000; shares issued upon conversion of debt – 56,425,000.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The provisions of this statement had no impact on the accompanying consolidated financial statements.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Risk Concentrations

Substantially all of the Company’s revenue is generated from the sale of one product. The loss of, or an economic event related to this product, most likely would have a substantial impact on the Company’s revenue. The Company purchased 75% from one major vendor and 58% from two major vendors during the year ended September 30, 2005 and 2004, respectively.

The Company maintains cash balances at a financial institution in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company did not maintain any uninsured balances at September 30, 2005.

Reclassifications

Certain items in the prior year financial statements have been reclassified to conform to current period’s presentation. The company reclassified shares to be issued of $88,258 to additional paid-in capital.  These reclassifications have no effect on the previously reported income (loss).

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, “Share-Based Payment, an Amendment of FASB Statement No. 123” (“FAS No. 123R”). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company’s second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. In addition, it carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle in most circumstances. The provisions of SFAS 154 are effective in fiscal years beginning after December 15, 2005. The Company plans to adopt SFAS No. 154 at the beginning of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements” (“EITF 05-6”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.”

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - ACCRUED LIABILITIES

Accrued liabilities at September 30, 2005 consisted of the following:

CREDIT CARDS - OFFICE DEPOT	$2,242
CREDIT CARDS - POSTAL PRIVLAGE	1,166
WARRANTY ACCRUAL	13,813
LIABILITY INSURANCE FINANCE	753
CONSULTING EXP. ACCRUAL	8,507
ACCRUED CONS FEES - BRX	72,000
REV SHARE LIABILITY	2,464
CONSULTING PAYABLE	104,491
SALES TAX PAYABLE	2,142
STATE CORP TAX	1,600
LACV EQUIPMENT REPURCHASE	27,670
LA GROUP EQUIPMENT	23,000
OLSON EQUIPMENT	2,000
RAINONE EQUIPMENT	2,000
Accrued Rent	1,060
Total	$264,908

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHORT-TERM NOTES PAYABLE

Short-term notes payable at September 30, 2005 consisted of the following:

Note payable dated May 2, 2000, bearing interest at 12% per annum and due in January 2001. This note payable is currently in default.	$222,192
Note payable dated June 26, 2001, bearing interest at 20% per annum and due June 26, 2002. This note payable is currently in default.	50,000
Note payable dated July 5, 2001, bearing interest at 15% per annum and due in September 2001. This note payable is currently in default.	8,076
Note payable dated April 3, 2000 assumed in acquisition of Branax, bearing interest at 12% per annum and due in July 2000. This note payable is currently in default.	15,000
Note payable dated December 29, 1998 assumed in acquisition of Branax, bearing interest at 7% per annum and due in March 1999. This note payable is currently in default.	28,083
Note payable dated December 18, 2000 assumed in acquisition of Branax, bearing interest at 8% per annum and due in January 2002. This note payable is currently in default.	3,000
Note payable dated April 15, 2002, bearing no interest and due in October 2004.	57,500
Note payable dated April 24, 2002, bearing no interest and due in September 2002. This note payable is currently in default.	8,000
Note payable dated February 22, 2002, bearing interest at 15% per annum and due in December 2002. This note payable is currently in default.	6,000
Note payable dated December 12, 2002, bearing interest of $1,500 due at maturity in January 2003. This note payable is currently in default.	25,000
Note payable dated December 2, 2002, bearing interest of $2,000 due at maturity in February 2003. This note payable is currently in default.	10,000
Note payable dated December 16, 2002, bearing interest of $8,250 due at maturity in May 2003. This note payable is currently in default.	25,000
Notes payable dated Dec.19, Oct. 7, Oct. 28, 2002, bearing interest of $4,000 due at maturity in May and July 2003. These notes payable are currently in default.	30,000
Note payable dated January 23, 2003, bearing interest of $3,000 plus $1,950 for 60 day renewal, due in June 2003. This note payable is currently in default.	15,000
Note payable dated October 10, 2002, bearing no interest, due on demand.	75,500
Note payable dated Dec 18, 2002 and Feb 13, 2003, bearing interest of $5,000 plus $3,250 for 60 day renewal and $4,000, respectively, due in May 2003. These notes payable are currently in default.	45,000
Note payable dated June 1, 2003, bearing interest at 10%, due in December 2003. This note payable is currently in default.	17,509
Note payable dated April 4, 2003, bearing interest at 10%, and due in June 2004. This note payable is currently in default.	15,000

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHORT-TERM NOTES PAYABLE (continued)

Note payable dated December 5, 2003, bearing interest of $1,750 plus $1,750 for a 90 day renewal, due June 2004. This note payable is currently in default.	10,000
Note payable dated December 9, 2003, bearing interest of $5,000 plus $5,000 for a 90 day renewal due June 2004. This note payable is currently in default.	30,000
Note payable dated December 17, 2003, bearing interest of $2,500 due in March 16, 2004. This note payable is currently in default.	15,000

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHORT-TERM NOTES PAYABLE (continued)

Note payable dated December 18, 2003, bearing interest of $5,000 Plus $5,000 for a 90 day renewal due June 2004. This note payable is currently in default.	30,000
Note payable dated December 24, 2003, bearing interest of $5,000 due March 23, 2004. This note payable is currently in default.	30,000
Note payable dated January 29, 2004, bearing interest of $2,500 plus $2,500 for a 90 day renewal due July 2004. This note payable is currently in default.	15,000
Note payable dated February 25, 2004, April 27, 2004 and June 8, bearing interest of $5,000, $1,250 and $2,500 due August 2004, July 2004 and October 2004, respectively. These notes payable are currently in default.	37,500
Note payable dated March 11, 2004 and May 7, 2004, bearing interest of $1,250 and $1,250, due June 2004 and July 2004, respectively. These notes payable are currently in default.	15,000
Note payable dated March 28, 2004, bearing interest of $2,500 plus $2,500 for a 90 day renewal, due September 24, 204. This note payable is currently in default 15,000.	15,000
Note payable dated May 3, 2004, bearing interest of $1,250.00, due August 1, 2004. This note is currently in default.	7,500
Note payable dated May 13, 1998, bearing interest at 15% per annum. This note is currently in default.	40,766
Note payable dated December 18, 2004, bearing interest of 15%, due June 16, 2005. This note is currently in default.	30,000
Secured Note Payable dated February 9, 2004, bearing interest of 12%, due February 6, 2005. All assets are pledged as collateral against this agreement. As of September 30, 2005 this note was in default.	350,000
Note Payable dated July 14, 2005, bearing no interest and due on demand.	10,000
$1,291,626.50

The Company agreed to issue 14,695,000 shares of common stock to the various note holders as an incentive. These shares valued at $952,872 were included in shares to be issued in the financial statements.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7- CONVERTIBLE DEBT

2000 Notes

During the year ended September 30, 2000, the Company raised capital through the placement of convertible promissory notes in the amount of $923,213. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$ 821,956	October 1, 2000	15%	$0.05 - $1.40/share
Total $ 821,956

All of the 2000 notes are currently in default.

2001 Notes

During the year ended September 30, 2001, the Company raised capital through the placement of convertible promissory notes in the amount of $454,500. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$ 60,035	December 16, 2002	8%	65% MV
$297,002	October 1, 2001	15%	$0.02 - $0.05/share
Total $ 357,037

All of the 2001 notes are currently in default.

2002 Notes

During the year ended September 30, 2002, the Company raised capital through the placement of convertible promissory notes in the amount of $848,100. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$ 24,000	October 19, 2002	18%	$0.03 - $0.035/share
$ 24,000	July 3, 2004	17%	$0.10/share
$ 464,500	September 30, 2004	15%	$0.025 - $0.25/share
$ 11,000	December 11, 2002	12%	$0.02/share
$ 256,000	May 7, 2004	12%	$.016 - $0.05/share
Total $ 779,500

All of the 2002 notes are currently in default.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7- CONVERTIBLE DEBT (continued)

2003 Notes

During the year ended September 30, 2003, the Company raised capital through the placement of convertible promissory notes in the amount of $402,250. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$100,000	December 31, 2002	18%	$0.03/share
$ 5,000	April 15, 2003	15%	$0.02/share
$ 10,000	August 26, 2004	14%	$0.02/share
$ 43,000	February 28, 2004	13%	$0.02/share
$ 62,000	January 2, 2003	12%	$0.02/share
Total $220,000

2004 Notes

During the year ended September 30, 2004, the Company raised capital through the placement of convertible promissory notes in the amount of $1,053,500. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$180,000	September 20, 2004	18%	$0.015 - $0.02/share
$ 37,500	August 30, 2005	17%	$0.015 - $0.02/share
$215,000	October 24, 2004	15%	$0.015 - $0.02/share
$272,000	October 1, 2004	14%	$0.02/share
$ 70,000	October 1, 2004	13%	$0.015 - $0.02/share
$261,500	October 1, 2004	12%	$0.015 - $0.02/share
$200,000	October 15, 2004	5%	80% LCB
Total $1,236,000

The 2004 notes are currently in default.

2005 Notes

During the year ended September 30, 2005, the Company raised capital through the placement of convertible promissory notes in the amount of $1,087,458. The interest rates and due dates of the notes still outstanding at September 30, 2005 were as follows:

AMOUNT	DUE DATE BEGINNING	INTEREST RATES	CONVERSION RATE RANGE
$ 50,000	May 11, 2005	18%	$0.02
$ 276,958	October 1, 2004	15%	$0.02
$ 243,500	December 17, 2004	14%	$0.02
$ 116,000	January 12, 2005	13%	$0.02
$ 401,000	October 4, 2004	12%	$0.02
Total $1,087,458

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7- CONVERTIBLE DEBT (continued)

General

The amounts raised and converted during the year ended September 30, 2005 were as follows:

	Outstanding 9-30-04	Rolled Forward to Subsequent Year	Raised 2005	Principal paid during 2005	Converted into common stock 2005	Total
2000 Notes	821,956	-		-	-	821,956
2001 Notes	297,002	(11,250)		-	-	285,752
2002 Notes	779,500	-		(1,000)	-	778,500
2003 Notes	245,000	-		(550)	-	244,450
2004 Notes	1,211,000	(32,500)		(200,313)	-	978,188
2005 Notes	-	43,750	1,087,458	(7,732)		1,123,476
Series A Debentures	60,035					60,035
Totals	3,414,493	-	1,087,458	(209,595)	-	4,292,356

The Company granted 800,000 warrants as a loan incentive to certain debenture holders. The Company allocated the proceeds from the debentures between the warrant and the debt based on relative fair value of the warrant and the debt. The value of the warrant was calculated using the Black-Scholes model using the following assumptions: Discount rate of 3.5%, volatility of 203% and expected term of one year. The amount allocated to the warrant of $11,701 is being amortized over the term of the debt. The Company calculated a beneficial conversion feature of $408,590. The Company amortized the beneficial conversion feature in accordance with the conversion terms of the notes. At September 30, 2005 the debentures are presented net of the unamortized beneficial conversion feature of $195,690.

The Company paid cash and promised 1,142,392 shares to the finders of the debentures. This cost of raising debt amounting to $340,143 is also being amortized over the life of the debentures.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company rented its facilities on a month-to-month basis. Rent expense was 18,000 for the years ended September 30, 2005 and 2004, each. In addition, the Company pays the landlord $300 per month for reimbursement of utilities.

On September 12, 2005, the Company entered into a lease for a marketing office that will expire on March 21, 2006. The lease is $2,200 for office space and $450 for office amenities per month.

Consulting Agreement

Effective October 1, 2003, the Company entered into an agreement with an officer for consulting services. The agreement calls for payment of $8,000 per month.

The Company entered into a consulting agreement for software design and development service on November 3, 2003. The Company agreed to pay $1,200 per week and this agreement terminates on June 30, 2005. This agreement has not been renewed but continues on a month-to-month basis.

The Company entered into a consulting agreement for various financial services on September 20, 2005. The Company agreed to pay an hourly rate of $40 for services agreed upon by the company and consultant. The agreement terminates December 31, 2005.

An accounts payable account is owed $151,040 for past due invoices as of September 30, 2005 which is secured by a blanket security interest against all assets. The Company has an agreement to pay a monthly installment of $2,500 from September, 2005 for the debt.

Litigation

The Company may become involved in various litigation arising in the normal course of business.

A debenture holder filed a lawsuit against the Company for breach of promissory notes. The amount of this claim was $57,000. The Company agreed to pay $130,000 in settlement by paying in monthly installments. The claim was paid in full in February 2005.

A lawsuit was filed by a former employee of the Company in July 2004. The lawsuit seeks damages for $117,179 based on the breach of contract. The lawsuit was settled for $80,000.

A lawsuit was filed against the Company and an Officer of the Company arising from a settlement agreement entered into by the Officer to resolve a lawsuit filed in April 1996 which was prior to the formation of Pop N Go. Pop N Go was not a party to the lawsuit or the stipulated judgment that resolved the case. Pop N Go’s initial demurrer was sustained by the court and the Company’s counsel believes the lawsuit against the Company will be dismissed.

All of these amounts were included in the accompanying financial statements.

NOTE 9 - SHAREHOLDERS’ DEFICIT

Common Stock

During the year ended September 30, 2005, the Company issued 2,000,000 shares of common stock in exchange for equipment valued at $46,000.

During the year ended September 30, 2004, the Company issued 25,000,000 shares of common stock for services amounting $505,750.

During the year ended September 30, 2004, the Company issued 1,000,000 shares of common stock in exchange for cash totaling $15,000.

During the year ended September 30, 2004, the Company issued 4,000,000 shares of common stock for settlement of debt of $60,000.

During the year ended September 30, 2004, the Company issued 1,000,000 shares of common stock in exchange for equipment valued at $30,000.

During the year ended September 30, 2004, holders of the Company’s Convertible debentures converted $84,442 of debentures into 3,209,166 of common stock.

During the year ended September 30, 2004, the Company repurchased 100,001 shares of common stock for $4,000 cash. These shares were subsequently cancelled.

During the year ended September 30, 2004, the Company issued warrants to consultants for services valued at $65,588.

During the year ended September 30, 2004, the Company recorded $281,750 for beneficial conversion feature on the Convertible notes. $74,349 of this amount was amortized to interest in the year ended September 30, 2004.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ DEFICIT (continued)

Stock to be Issued

During the year ended September 30, 2005, the Company recorded 5,726,666 shares to be issued per convertible debentures incentives and $1,000,000 shares to be issued per loan agreements for $20,000. The Company recorded 1,142,392 shares to be issued for debt raising costs amounting $23,516. The Company recorded 3,000,000 shares to be issued for consulting services amounting to $45,300.

During the year ended September 30, 2004, the Company recorded 12,920,000 shares to be issued per a loan agreement amounting $214,890. The Company recorded 1,100,000 shares to be issued for consulting services amounting $15,000. The Company received $1,000 cash for 50,000 shares to be issued.

Under the terms of a consulting agreement, the Company committed to issue 200,000 shares of common stock for services. The agreement called for 50,000 shares to be issued on March 1, 2000, 75,000 on May 1, 2000, and 75,000 on July 1, 2000. As of September 30, 2002, 95,000 shares remained unissued. Total expense associated with the agreement was $280,000, which was charged to operations during the year ended September 30, 2000. As of September 30, 2002, the Company recorded $133,000 in committed stock for the unissued shares.

Under the terms of two expired consulting agreements, the Company committed to issue 333,000 shares of common stock for services. These shares remain unissued at September 30, 2004.

A summary of committed stock at September 30, 2005 is as follows:

SHARES TO BE ISSUED	Shares	Amount

Shares issuable under 2000 consulting agreement	95,000	$ 133,000

Shares issuable to officers under expired consulting agreements	333,000	466,200

Shares issuable under Regulation “S” placement	667,527	21,751

Shares issuable under 2003 loan agreement	975,000	10,773

Shares issuable under 2004 loan agreements	12,920,000	214,890

Shares issuable under 2004 consulting agreement	1,100,000	15,000

Shares issuable for cash received	50,000	1,000

Shares issuable under 2005 consulting agreement	3,000,000	45,300

Shares issuable under 2005 debt raising costs	1,142,392	23,516

Shares issuable under 2004 Loan incentives for Convertible Debentures	5,726,666	149,193

Shares issuable under 2004 Loan incentives for Promissory Note	1,000,000	20,000

	27,009,665	$1,100,623

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ DEFICIT (continued)

Stock Option Plan

The Company adopted the 1998 Non-Qualified Stock Option Plan (the “1998 Plan”) on August 31, 1998. The purpose of the 1998 Plan is to promote the growth and profitability of the Company by enabling the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide employees with an opportunity for investment in the Company, and to give employees an additional incentive to increase their efforts on behalf of the Company.

Each employee or consultant as determined by the Board of Directors of the Company is eligible to be considered for the grant of awards under the 1998 Plan. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1998 Plan is 500,000. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 1998 Plan. Under the 1998 Plan, incentive stock options must not be less than the per share par or stated value of the shares on the date the stock options are granted, subject to certain provisions.

During the year ended September 30, 2004, 100,000 options were granted and these options expire on December 31, 2005.

During the years ended September 30, 2005, the Company did not grant options to employees or consultants.

The following summarizes the Company’s stock option transactions:

	1998 Stock Option plan and Other	Weighted-Average Exercise Price
Outstanding, September 30, 2003	-	-
Granted in FY 2004	100,000	$ 0.05
Expired/forfeited in FY 2004	-	-

Outstanding, September 30, 2004	100,000	0.05
Granted in FY 2005	-	-
Expired/forfeited in FY 2005	-	-

Outstanding, September 30, 2005	100,000	0.05

Exercisable, September 30, 2005	100,000	$ 0.05

The Company has adopted only the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” It applies Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its plans and recognized compensation expense for its stock-based compensation plans based on the excess of the fair market value of the Company’s stock over the exercise price of the employee option. Pro forma information is not presented since the difference between the fair market value of the options issued and the expense recognized is not material.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ DEFICIT (continued)

Stock Purchase Warrants

As of the year ended September 30, 2004, the Company granted warrants to purchase 28,217,500 shares of common stock to consultants in exchange for services valued at $1,053,625. During the year ended September 30, 2005, 15,912,500 warrants expired valued at $832,125 and the company granted warrants to purchase 800,000 shares of common stock to five investors as additional consideration at $11,801.  The warrants were valued using a Black-Scholes Option Pricing model with the following weighted-average assumptions:  risk-free interest rate of 3.5%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 203%; and a weighted average expected life of warrants of 1 year.  The exercise price of the warrants ranges from $0.01 to $0.02. The Company recognized expense for these warrants based on the fair market value of warrants. The warrants vest immediately and have expiration dates ranging from one to five years.

The following table summarizes information about the warrants outstanding at September 30, 2005:

	Warrants	Average Exercise Price
Outstanding, September 30, 2003	25,772,500	$ 0.05
Granted in FY 2004	2,700,000	0.02
Expired/Forfeited in FY 2004	(255,000)	0.01
Outstanding, September 30, 2004	28,217,500	0.05

Granted in FY 2005	800,000	0.02
Expired/Forfeited in FY 2005	(15,912,500)	0.05
Outstanding, September 30, 2005	13,105,000	$ 0.04

Weighted-Average Remaining Contractual Life	2.24 Years
Range of Exercise Prices	$0.01–0.02
Weighted-Average Exercise Price of Warrants Outstanding	$0.04
Weighted Average Exercise Price of Warrants Exercisable	$0.04

NOTE 10 - INCOME TAXES

Significant components of the Company’s deferred tax assets for federal and state income taxes as of September 30, 2005 consisted of the following:

Deferred tax asset
Net operating loss carry-forwards	$ 8,580,700
Valuation allowance	8,580,700
Net deferred tax asset	$ -

A reconciliation of the provision for (benefit from) income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for (benefit from) income taxes for the years ended September 30, 2005 and 2004 was as follows:

	2005	2004

Income tax provision computed at federal statutory tax rate	34.0%	34.0%
State taxes, net of federal benefit	6.0	6.0
Change in deferred income tax valuation reserve and other	(40.0)	(40.0)
Total	- %	- %

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ DEFICIT (continued)

As of September 30, 2005, the Company had federal net operating loss carry-forwards of approximately $22,099,700 which expire through 2018.

During the year ended September 30, 2005, the Company did not utilize its federal net operating loss carry-forwards.

NOTE 11 - RELATED PARTY TRANSACTIONS

Loan payable – related party: At September 30, 2005, the Company owed a shareholder of the Company $240,000 under a loan payable agreement. The loan bears interest at 10% per annum and was due September 2001 and is currently in default. During the year ended September 30, 2004, the company recorded imputed interest at 12%. For fiscal year ended 2005 and 2004, the Company recorded $28,800 and $28,800 respectively for the interest expenses on this loan.

Accrued consulting fees- related party: Effective October 1, 2003, the Company entered into an agreement with Calblue, Inc, to have its President serve as the CEO of Pop N Go. The agreement calls for payment of $8,000 per month. At September 30, 2005, the Company has accrued consulting expenses to shareholders amounting $426,795. The Company recorded $96,000 and $171,600 consulting fees in the fiscal year 2005 and 2004, respectively.

In 2001, the Company entered into a two-year consulting agreement with the former President and Chief Executive Officer of Branax. The agreement expired in July 1, 2003 and extended verbally to June 30, 2004 and called for the issuance of 326,880 shares of the Company’s common stock. The value of the shares, which were immediately issuable, was $88,258 and was fully capitalized as of September 30, 2003.

NOTE 12 - SEGMENT INFORMATION

Prior to October 1, 2002, the Company operated under two business units which had separate management and reporting infra-structures that offered different products and services. The business units had been aggregated into two reportable segments (machine sales and flavorings). During the year ended September 30, 2005, the Company did not operate flavoring segment.

The Company operates domestically as well as internationally. The Company sells its machines to Australia, North America, Europe, Asia and South America. The Company operates its revenue sharing program at this time domestically and currently has no long lived assets outside of the United States.

NOTE 13 - SUBSEQUENT EVENTS (Unaudited)

On November 4, 2005, the Company filed Schedule 14A Information Proxy Statement pursuant to Section 14(A) of The Securities Exchange Act Of 1934, as amended, seeking approval by a majority in capital interest, of a proposed amendment of the company’s Certificate of Incorporation to increase authorized capital stock from 300,000,000 shares to 900,000,000 shares.

On December 16, 2005, the Company received over 50% approval to amend the company’s Certificate of Incorporation to increase authorized capital stock from 300,000,000 shares to 900,000,000. The Company filed an amendment of Certification with the State of Delaware on December 16, 2005.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENTS (Unaudited) (continued)

Convertible Debentures and Promissory Notes:

On November 16, 2005, the Company issued the first of two secured convertible debentures for a total of $1,200,000. The first secured convertible debenture for $700,000 is due on November 16, 2008, bears interest at 10% per annum and was issued pursuant to a Securities Purchase Agreement to consolidate the outstanding principal amount of the February 2005 Note plus accrued and unpaid interest on the February 2005 Note and the Prior Securities ($350,000 principal, plus $41,057 of accrued and unpaid interest) and for the additional purchase in accordance with the Securities Purchase Agreement. On December 21, 2005, the Company issued a second secured convertible debenture for $500,000 due on December 21, 2008 bearing interest at 10% per annum and was issued pursuant to the Securities Purchase Agreement. The Company also issued a Warrant to purchase 120,000,000 shares of common stock at $0.01 per share as per the Securities Purchase Agreement dated November 16, 2005. All assets of the Company are pledged as collateral against this agreement.

Subsequent to the year ended September 30, 2005, $98,908 of convertible debt was reduced by converting to stock for an aggregate total of 4,612,067 shares of restricted common stock. Debenture Interest debt for $15,567.00 was converted to 687,158 shares of restricted common stock.

Subsequent to the year ended September 30, 2005, a $10,000 promissory note and interest of 2,000 was converted to 600,000 shares of restricted common stock.

Subsequent to the year ended September 30, 2005, $996,000 was raised through the issuance of individual convertible debentures. These debentures bear interest between 12% to 18% and are convertible at 500,000 shares per each $10,000 invested.

Subsequent to the year ended September 30, 2005, $50,000 in convertible debt and $18,750 of debenture interest was transferred to a promissory note bearing no interest for a total of 68,750 with scheduled payments of $5,000 per month for five months. A balloon payment of $25,000 is due 6-30-06 and at expiration the Lender has the option to convert the $18,750 to 1,000,000 shares of restricted stock (based at conversion rate of $0.01875) or payout of $3,125 for six months beginning July 30, 2006

Subsequent to the year ended September 30, 2005, $28,192.28 of convertible debentures were paid to holders for cash payments.

Subsequent to the year ended September 30, 2005, $41,383 of Promissory Notes were paid to holders for cash payments.

Accounts Payable:

Subsequent to the year ended September, 30, 2005, 3,000,000 shares of common stock were issued to Legal Counsel to reduce debt for $60,000.

Shares to be Issued:

Subsequent to the year ended September 30, 2005, 24,995,000 shares of restricted common stock were issued for shares that were committed prior to year ended September 30, 2005;

Subsequent to the year ended September 30, 2005, 5,526,200 shares were committed to be issued for loan incentives.

POP N GO, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUBSEQUENT EVENTS (Unaudited) (continued)

Stock Issuance:

Subsequent to the year ended September 30, 2005, consultants were issued an aggregate total of 12,500,000 shares valued at $300,000 and employees were issued an aggregate total of 1,000,000 shares valued at $24,000.

Notes Receivable:

Subsequent to the year ended September 30, 2005, the Company amended a Promissory Note payable to the Company to increase loan amount to $31,000 from $21,000 and extend due date to February 28, 2006. This note bears an interest rate of 10%.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Pop N Go, Inc. except the information or representations contained in this prospectus.  You should not rely on any additional information or representations if made.

-----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

·

except the common stock offered by this prospectus;

·

in any jurisdiction in which the offer or solicitation is not authorized;

·

in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

·

to any person to whom it is unlawful to make the offer or solicitation; or

·

to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

·

there have been no changes in the affairs of Pop N Go, Inc. after the date of this prospectus; or

·

the information contained in this prospectus is correct after the date of this prospectus.

---------------------- PROSPECTUS --------------------- 121,233,152 Shares of Common Stock POP N GO, INC. October __, 2006

-----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Pop N Go.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses incurred in connection with the issuance and distribution of the securities being registered.  Pop N Go will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$945.00
Printing and Engraving Expenses	$2,500.00
Accounting Fees and Expenses	$20,000.00
Legal Fees and Expenses	$50,000.00
Miscellaneous	$11,555.00

TOTAL	$85,000.00

ITEM 26.  SALES OF UNREGISTERED SECURITIES

During the past three years the registrant has issued the following securities without registration under the 1933 Act:

Recent Sales Of Unregistered Securities

During the past three years, the Company has sold the following securities without registering the securities under the Securities Act of 1933, as amended.

Date	Title & Amount of Securities	Principal Underwriters	Nature & Amount of Consideration	Underwriting Discounts & Commissions	Exemption Relied Upon
10/02/03	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/06/03	Convertible Debenture $50,000	None	Combines previous cash investments of $30,000 and additional $20,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/07/03	Warrant 100,000 Shares	None	Investment Incentive $0.01 per share	None	4(2)
10/12/03	Stock Option 100,000 Shares	None	Employee Incentive $0.01 per share	None	4(2)
10/14/03	Convertible Debenture $2,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/15/03	Convertible Debenture $10,000	None	Combines previous cash investments of $5,000 and additional $5,000 investment, earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/17/03	Convertible Debenture $25,000	None	Combines previous cash investments of $15,000 and additional $10,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/23/03	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.015 per share of Common Stock	None	4(2)
10/24/03	Convertible Debenture $25,000	None	Combines previous cash investments of $20,000 and additional $5,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/27/03	Convertible Debenture $70,000	None	Combines previous cash investments of $50,000 and additional $20,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/05/03	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/07/03	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.015 per share of Common Stock	None	4(2)
11/17/03	Convertible Debenture $3,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/17/03	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/19/03	Common Stock 3,000,000 Shares	None	Services Rendered $30,000 Consultants	None	4(2)
11/21/03	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/24/03	Common Stock 2,666,666 Shares	None	Conversion of Convertible Debentures $40,000	None	4(2)
12/02/03	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/03/03	Convertible Debenture $2,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/03/03	Convertible Debenture $1,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/05/03	Promissory Note 10,000	None	Short Term Note for cash with fixed interest of $1,750 and 200,000 Shares of Common Stock	None	4(2)
12/08/03	Promissory Note 15,000	None	Short Term Note for cash with fixed interest of $2,500 and 250,000 Shares of Common Stock	None	4(2)
12/09/03	Promissory Note 30,000	None	Short Term Note for cash with fixed interest of $5,000 and 1,000,000 Shares of Common Stock	None	4(2)
12/17/03	Promissory Note 15,000	None	Short Term Note for cash with fixed interest of $2,500 and 250,000 Shares of Common Stock	None	4(2)
12/18/03	Promissory Note 30,000	None	Short Term Note for cash with fixed interest of $5,000 and 1,000,000 Shares of Common Stock	None	4(2)
12/19/03	Convertible Debenture $2,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/24/03	Promissory Note 30,000	None	Short Term Note for cash with fixed interest of $5,000 and 1,000,000 Shares of Common Stock	None	4(2)
01/19/04	Convertible Debenture $20,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/27/04	Promissory Note 20,000	None	Short Term Note for cash with fixed interest of $3,000 and 500,000 Shares of Common Stock	None	4(2)
01/29/04	Promissory Note $15,000	None	Short Term Note for cash with fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
02/05/04	Promissory Note $15,000	None	Short Term Note for cash with fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
02/12/04	Convertible Debenture $20,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/16/04	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/19/04	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.015 per share of Common Stock	None	4(2)
02/19/04	Convertible Debenture $10,000	None	Combines previous cash investments of $5,000 and additional $5,000 investment, earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/23/04	Convertible Debenture $5,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/24/04	Convertible Debenture $5,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/25/04	Promissory Note $15,000	None	Short Term Note for cash with fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
03/03/04	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.015 per share of Common Stock	None	4(2)
03/04/04	Convertible Debenture $15,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/04/04	Promissory Renewal Note 10,000	None	Renewal of expired note with additional fixed interest of $1,750 and 200,000 Shares of Common Stock	None	4(2)
03/08/04	Promissory Renewal Note 30,000	None	Renewal of expired note with additional fixed interest of $5,000 and 1,000,000 Shares of Common Stock	None	4(2)
03/11/04	Promissory Note $7,500	None	Short Term Note for cash with fixed interest of $1,250 and 100,000 Shares of Common Stock	None	4(2)
03/17/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/17/04	Promissory Renewal Note 30,000	None	Renewal of expired note with additional fixed interest of $5,000 and 1,000,000 Shares of Common Stock	None	4(2)
03/22/04	Convertible Debenture $10,000	None	Combines previous cash investments of $5,000 and additional $5,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/25/04	Convertible Debenture $20,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/28/04	Common Stock 1,000,000 Shares	None	Collateral of Convertible Debenture $20,000	None	4(2)
03/28/04	Promissory Note $15,000	None	Short Term Note for cash with fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
03/30/04	Convertible Debenture $22,000	None	Combines previous cash investments of $2,000 and additional $20,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/06/04	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/21/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/22/04	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock and issuance of 100,000 Shares of Common Stock	None	4(2)
04/27/04	Promissory Note $7,500	None	Short Term Note for cash with fixed interest of $1,250 and 150,000 Shares of Common Stock	None	4(2)
04/28/04	Promissory Renewal Note 15,000	None	Renewal of expired note with additional fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
05/03/04	Promissory Note $7,500	None	Short Term Note for cash with fixed interest of $1,250 and 150,000 Shares of Common Stock	None	4(2)
05/07/04	Convertible Debenture $20,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/07/04	Promissory Note $7,500	None	Short Term Note for cash with fixed interest of $1,250 and 250,000 Shares of Common Stock	None	4(2)
05/14/04	Common Stock 2,240,000 Shares	None	Services Rendered $64,800 Consultants	None	4(2)
05/14/04	Common Stock 300,000 Shares	None	Penalty Compensation $6,000 Offshore Persons	None	4(2)
05/14/04	Common Stock 4,000,000 Shares	None	Equity Distribution Fees $140,000 For Funding	None	4(2)
05/14/04	Secured Convertible Debenture $70,000	None

Cash Investment earning 5% annually and convertible at a conversion price equal to the lower of 120% of closing bid price on closing date or 80% of lowest closing bid price the 5 trading days preceding conversion date with a 3 year maturity

				None	4(2)
05/18/04	Convertible Debenture $20,000	None	Combines previous cash investments of $10,000 and additional $10,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/18/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/21/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/24/04	Convertible Debenture $25,000	None	Combines expired Promissory Note of $15,000 and additional $10,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/25/04	Promissory Renewal Note 15,000	None	Renewal of expired note with additional fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
05/26/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/26/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/28/04	Convertible Debenture $25,000	None	Combines expired Debenture of $10,000 convertible at $1.40 per share and 15% interest with new cash investment of $15,000, for 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/28/04	Convertible Debenture $25,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/31/04	Convertible Debenture $15,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/08/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/08/04	Promissory Note $15,000	None	Short Term Note for cash with fixed interest of $2,500 and 500,000 Shares of Common Stock	None	4(2)
06/15/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/16/04	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/16/04	Convertible Debenture $20,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/17/04	Convertible Debenture $10,000	None	Combines previous cash investments of $5,000 and additional $5,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/19/04	Common Stock 250,000 Shares	None	Placement Agent Fee $7,500 Investment Bankers	None	4(2)
06/21/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock and 1,000,000 warrants at $0.02 per share	None	4(2)
6/21/04	Warrant 1,000,000 Shares	None	Investment Incentive $0.02 per shares	None	4(2)
06/22/04	Convertible Debenture $120,000	None

Combines expired Debenture of $20,000 convertible at $1.40 per share and 15% interest, past interest earned of $10,000 and new cash investment of $90,000, for 18% interest quarterly and convertible at $0.02 per share of Common Stock

				None	4(2)
06/29/04	Common Stock 13,000,000 Shares	None	Services Rendered $195,000 Consultants	None	4(2)
06/29/04	Common Stock 542,500 Shares	None	Conversion of Convertible Debentures/Interest $10,850	None	4(2)
06/29/04	Common Stock 4,000,000 Shares	None	Debt Reduction of Legal Expenses $60,000 For Services Provide	None	4(2)
06/29/04	Common Stock 1,000,000 Shares	None	Investment – Cash Stock Purchase $10,000 Accredited Person	None	4(2)
06/29/04	Common Stock 2,500,000 Shares	None	Equity Distribution Fees $75,000 For Funding	None	4(2)
07/07/04	Convertible Debenture $35,000	None	Combines previous cash investments of $25,000 and additional $10,000 investment, earning 18/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/07/04	Convertible Debenture $25,000	None	Combines previous cash investments of $20,000 with an additional $5,000 cash investment earning 12/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/09/04	Common Stock 2,166,666 Shares	None	Equity Distribution Fees $25,000 For Funding	None	4(2)
07/09/04	Common Stock 83,334 Shares	None	Placement Agent Fee $2,500 Investment Bankers	None	4(2)
07/09/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/09/04	Warrant 500,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
07/12/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/19/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock and 500,000 warrants at $0.02 per share	None	4(2)
07/19/04	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/19/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock and 250,000 warrants at $0.02 per share.	None	4(2)
07/19/04	Convertible Debenture $17,500	None	Combines previous cash investments of $10,000 and rolling $5,000 earned interest with an additional $2,500 cash investment earning 12/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/19/04	Warrant 250,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
07/20/04	Warrant 250,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
07/21/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock and 250,000 warrants at $0.02 per share.	None	4(2)
07/21/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock and 250,000 warrants at $0.02 per share.	None	4(2)
07/21/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/21/04	Warrant 250,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
07/23/04	Secured Convertible Debenture $70,000	None

Cash Investment earning 5% annually and convertible at a conversion price equal to the lower of 120% of closing bid price on closing date or 80% of lowest closing bid price the 5 trading days preceding conversion date with a 3 year maturity

				None	4(2)
07/26/04	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/26/04	Common Stock 1,000,000	None	For purchase of buy back equipment of 9 machines and 6 bases @ .021 per share or $21,000	None	4(2)
07/28/04	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/28/04	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/29/04	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/04/04	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/08/04	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/10/04	Convertible Debenture $6.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/12/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/19/04	Convertible Debenture $5.000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock and 50,000 warrants at $0.02 per share.	None	4(2)
08/20/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/23/04	Convertible Debenture $10,000	None	Combines previous cash investments of $10,000 with an additional $10,000 cash investment earning 14/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/24/04	Warrant 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
09/02/04	Convertible Debenture $15,000	None

Combines new cash investments of $15,000 with note that expired in amount of $15,000 and $7,500 earned interest for total of $37,500 investment earning 17/% quarterly and convertible at $0.02 per share of Common Stock

				None	4(2)
09/10/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/15/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/15/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/16/04	Secured Convertible Debenture $60,000	None

Cash Investment earning 5% annually and convertible at a conversion price equal to the lower of 120% of closing bid price on closing date or 80% of lowest closing bid price the 5 trading days preceding conversion date with a 3 year maturity

				None	4(2)
09/17/04	Warrant 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
09/17/04	Warrant 200,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
09/17/04	Warrant 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
09/19/04	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/20/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/27/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/27/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
None	09/28/04	None	Convertible Debenture $1,500	None	4(2)
10/04/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
410/04/04	Convertible Debenture $2,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/04/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/08/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/12/04	Warrant 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
10/12/04	Warrant 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
10/13/04	Convertible Debenture $3,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/13/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/15/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/21/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/26/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/26/04	Convertible Debenture $12,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/28/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/02/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/09/04	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/15/04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/16/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/23/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/03 /04	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/8/04	Warrant 500,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
12/08/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/10/04	Convertible Debenture $10,000	None	Combines previous cash investments of $10,000 with an additional $10,000 cash investment earning 15/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/17/04	Convertible Debenture $50,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/17/04	Convertible Debenture $25,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/17/04	Convertible Debenture $1,000	None	Combines previous cash investments of $6,000 with an additional $1,000 cash investment earning 12/% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/17/04	Warrant 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
12/22/04	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/23/04	Convertible Debenture $6,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/24/04	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/03/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/12/05	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/14/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/18/05	Convertible Debenture $10,000	None	Combines previous cash investments of $20,000 and additional $10,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/19/05	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/21/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/31/05	Convertible Debenture $10,000	None	Combines previous cash investments of $10,000 and additional $10,000 investment, earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/31/05	Warrant 100,00 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
02/02/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/04/05	Convertible Debenture $9,300	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/10/05	Convertible Debenture $6,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/15/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/24/05	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/01/05	Convertible Debenture $1,000	None	Combines previous cash investments of $2,500 and additional $1,000 investment, earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/01/05	Convertible Debenture $30,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/11/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/15/05	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/15/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/15/05	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/16/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/18/05	Convertible Debenture $20,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/21/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/23/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/30/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/31/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
03/31/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/01/05	Convertible Debenture $2,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/01/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/01/05	Convertible Debenture $5,000	None	Combines previous cash investments of $5,000 and additional $5,000 investment, earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/01/05	Convertible Debenture $40,000	None	Combines previous cash investments of $10,000 and additional $40,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/07/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/18/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/20/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/25/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/25/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/26/05	Convertible Debenture $25,000	None	Combines 2 previous cash investments of $10,000 and additional $25,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/06/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/06/05	Convertible Debenture $5,000	None	Combines previous cash investments of $30,000 and additional $5,000 investment, earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/11/05	Convertible Debenture $5,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/11/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/16/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/17/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/19/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/26/05	Convertible Debenture $5,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
05/27/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/01/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/03/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/06/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/08/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/09/05	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/17/05	Convertible Debenture $15,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
06/23/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/01/05	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/07/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/07/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/14/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/15/05	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/15/05	Convertible Debenture $5,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
07/29/05	Convertible Debenture $25,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/08/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/12/05	Convertible Debenture $3,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/15/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/16/05	Convertible Debenture $7,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/17/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/17/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/24/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/01/05	Convertible Debenture $30,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/02/05	Convertible Debenture $10,500	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/02/05	Convertible Debenture $18,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/02/05	Convertible Debenture $20,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/09/05	Convertible Debenture $6,000	None	Cash Investment earning 13% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/09/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/22/05	Convertible Debenture $10,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
09/26/05	Convertible Debenture $9,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/03/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/03/05	Convertible Debenture $12.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/06/05	Convertible Debenture $3.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/12/05	Convertible Debenture $95,000	None	Combines previous cash investments of $5,000 and additional $95,000 investment, earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/13/05	Convertible Debenture $5.000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/17/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/17/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/17/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/25/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
0/31/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
10/31/05	Common Stock 20,645,000	None	20,645,000 shares for incentive for cash investments for total value of $422,593.00 at average rate of 0.02	None	4(2)
10/31/05	Common Stock 50,000	None	Investment – Cash Stock Purchase $1,000.00 Accredited Person	None	4(2)
10/31/05	Common Stock 100,000	None	Conversion Addition , 100,00 shares for cash investment for total of $4,000.00 at conversion rate of 0.40	None	4(2)
10/31/05	Common Stock 1,1000,000	None	Services Rendered $15,000 Consulting	None	4(2)
10/31/05	Common Stock 1,000,000	None	Employee Incentive 0.024 per share $24,000.00 Value	None	4(2)
10/31/05	Common Stock 11,900,000	None	Services Rendered Per contract Consulting Value $117,600.00	None	4(2)
10/31/05	Common Stock 4,000,000	None	To Officer Value $96,000.00	None	4(2)
10/31/05	Common Stocks 600,000	None	Conversion of cash Investment and Interest $12,000.00	None	4(2)
10/31/05	Common Stock 272,625	None	Conversion Of Cash Investment $16,357.50	None	4(2)
10/31/05	Common Stock 500,000	None	Conversion of Cash Investment $ 10,000.00	None	4(2)
10/31/05	Common Stock 500,000	None	Conversion of Cash Investment Interest QTR 6/30/05 $7,585.00	None	4(2)
10/31/05	Common Stock 1,000,000	None	Conversion Of Cash Investment $20,000.00	None	4(2)
10/31/05	Common Stock 250,000	None	Conversion of Cash Investment $5,000.00	None	4(2)
10/31/05	Common Stock 500,000	None	Conversion Of Cash Investment $10,000.00	None	4(2)
10/31/05	Common Stock 1,250,000	None	Conversion of Cash Investment $25,000.00	None	4(2)
10/31/05	Common Stock 776,600	None	Conversion of Cash Investment And Interest $15,532.00	None	4(2)
10/31/05	Common Stock 250,000	None	Conversion Of Cash Investment $5,000.00	None	4(2)
10/31/05	Common Stock 3,000,000	None	Debt Reduction of Legal Expenses $60,000.00 For Services Rendered	None	4(2)
11/15/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/16/05	Secured Convertible Debenture $500,000.00	None	Cash Investment earning 10% Quarterly - 2 year Maturity date	None	4(2)
11/18/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/18/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/18/05	Convertible Debenture $20,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/28/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
11/29/05	Common Stock 3,600,000	None	Services Rendered Per Contract Consulting Value $86,400.00	None	4(2)
11/30/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/01/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/02/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/06/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/07/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/07/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/07/05	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/09/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/12/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/15/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/16/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/21/05	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/21/05	Convertible Debenture $15,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/21/05	Secured Convertible Debenture $700,000.00	None	Cash Investment earning 10% Quarterly - 2 year Maturity date	None	4(2)
12/23/05	Convertible Debenture $30,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/23/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/28/05	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/28/05	Convertible Debenture $50,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/28/05	Convertible Debenture $50,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
12/31/05	Convertible Debenture $3,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/01/06	Convertible Debenture $15,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/01/06	Convertible Debenture $25,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/01/06	Convertible Debenture $30,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/01/06	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/01/06	Convertible Debenture $2,500	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/04/06	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/12/06	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/13/06	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/13/06	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/13/06	Convertible Debenture $5,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/13/06	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/16/06	Convertible Debenture $6,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/19/06	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/23/06	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/25/06	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/25/06	Convertible Debenture $10,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/27/06	Convertible Debenture $5,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
001/27/06	Convertible Debenture $5,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
01/31/06	Convertible Debenture $100,000	None	Cash Investment earning 18% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
1/31/06	Warrant 2,000,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
02/01/06	Convertible Debenture $20,000	None	Cash Investment earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/01/06	Convertible Debenture $25,000	None	Cash Investment earning 14% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
02/06/2006	Convertible Debenture $2,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/07/2006	Convertible Debenture $10,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/07/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/08/2006	Convertible Debenture $7,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/08/2006	Convertible Debenture $15,000	None	Cash Investment earning 13% Quarterly and convertible at 0.02 per Share of Common Stock	None	4(2)
02/09/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/20/2006	Convertible Debenture $20,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/20/2006	Warrant 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
02/21/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/21/2006	Convertible Debenture $4,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/22/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/23/2006	Convertible Debenture $ 20,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/24/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
02/24/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/24/2006	Convertible Debenture $2,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
02/24/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/02/2006	Convertible Debenture $ 40,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/06/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/06/2006	Warrants 50,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
03/10/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/10/2006	Warrants 10,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
03/11/2006	Convertible Debenture $ 10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/14/2006	Convertible Debenture $15,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/15/2006	Convertible Debenture $10,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/15/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/16/2006	Convertible Debenture $ 2,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/16/2006	Convertible Debenture $40,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/16/2006	Warrants 200,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
03/17/2006	Promissory Note $65,000	None	Monthly payment of $4,938.25 w/ interest at 10% for 14 months starting on 3/20/06 and ending on 4/20/07	None	4(2)
03/20/2006	Convertible Debenture $7,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/20/2006	Convertible Debenture $2,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/26/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
03/28/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/29/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/31/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
03/31/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
04/03/2006	Convertible Debenture $40,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/04/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
04/05/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/07/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/10/2006	Convertible Debenture $ 25,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/10/2006	Convertible Debenture $10,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/11/2006	Convertible Debenture $ 2,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/11/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/11/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/11/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
04/11/2006	Convertible Debenture $10,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/12/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/13/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/13/2006	Convertible Debenture $20,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/14/2006	Convertible Debenture $9,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/17/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/17/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/17/2006	Convertible Debenture $10,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/17/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/18/2006	Convertible Debenture $20,000	None	Combines previous cash investments of $10,000 and additional $10,000 investment, earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/18/2006	Convertible Debenture $20,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/19/2006	Convertible Debenture $10,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/19/2006	Convertible Debenture $50,000	None	Cash Investment earning 18% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/19/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/19/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $12,500	None	Combines previous cash investments of $5,000 and additional $7,500 investment, earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $4,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $10,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/20/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/21/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/24/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
04/24/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $20,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/25/2006	Convertible Debenture $15,000	None	Combines previous cash investments of $10,000 and additional $5,000 investment, earning 12% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
04/26/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/26/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/26/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $5,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $25,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $80,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
04/28/2006	Convertible Debenture $5,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/01/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $30,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $5,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $20,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/02/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/03/2006	Convertible Debenture $2,935	None	Cash Investment earning 15% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/04/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
05/05/2006	Convertible Debenture $2,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/05/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
05/05/2006	Convertible Debenture $3,500	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
05/05/2006	Convertible Debenture $50,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/05/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/08/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/09/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/09/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/10/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/11/2006	Convertible Debenture $20.000	None	Cash Investment earning 15% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
05/15/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/15/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/17/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
05/18/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/18/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
05/19/2006	Convertible Debenture $10.000	None	Cash Investment earning 13% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
05/23/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
05/26/2006	Convertible Debenture $20.000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
05/26/2006	Convertible Debenture $10.000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
05/30/2006	Common Stock 4,156,666	None	4,156,666 shares for incentive for cash investments for total value of $93,610 at average rate of $0.0225	None	4(2)
05/30/2006	Common Stock 4,369,000	None	4,369,000 shares issued for Services Rendered in Consulting for value of $97,076 at average rate of $0.0222	None	4(2)
05/30/2006	Common Stock 100,000	None	100,000 shares issued for warrants exercised at $0.02 per share - $2,000	None	4(2)
05/30/2006	Common Stock 1,000,000	None	1,000,000 issued for Private Placement Stock Purchase @ $0.018 - $18,000	None	4(2)
05/30/2006	Common Stock 1,000,000	None	1,000,000 issued for Private Placement Stock Purchase @ $0.02 - $20,000	None	4(2)
05/30/2006	Common Stock 2,000,000	None	2,000,000 issued for Conversion of Short Term Note @ $0.02 reducing debt by $40,000.00	None	4(2)
05/30/2006	Common Stock 6,266,397	None	6,266,397 shares issued for conversion of accrued interest payable at $0.02 reducing debt by $125.328	None	4(2)
05/30/2006	Common Stock 27,400,000	None	27,400,000 shares issued for conversion of Convertible Debentures at $0.02 reducing debt by $548,000	None	4(2)
05/31/2006	Convertible Debenture $20.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
06/05/2006	Convertible Debenture $10.000	None	Cash Investment earning 14% Quarterly and Convertible at 0.02 per share of Common Stock	None	4(2)
06/07/2006	Convertible Debenture $15.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/09/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
06/09/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/12/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at .02 per share of Common Stock	None	4(2)
06/13/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/14/2006	Convertible Debenture $100,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/19/2006	Convertible Debenture $12,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/19/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/19/2006	Convertible Debenture $10.000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/20/2006	Convertible Debenture $20.000	None	Cash Investment earning 15% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/22/2006	Warrants 250,00 Shares	None	The right to purchase common shares at a price of $0.02 per share granted as incentive for cash investment	None	4(2)
06/26/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/26/2006	Convertible Debenture $75,000	None	Cash Investment earning 15% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/26/2006	Convertible Debenture $30,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/27/2006	Convertible Debenture $12,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/27/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/29/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/30/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
06/30/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
06/30/2006	Warrants 50,000 Shares	None	The right to purchase common shares at a price of $0.035 per share granted as incentive for cash investment	None	4(2)
06/30/2006	Stock Purchase Agreement $510,000	None	Stock Purchase Agreement for 51% of Stock Purchase in Microwave Roasters, Inc with quarterly payments of 35,000 for nine quarters and final payment of $195,000 bearing 5% interest per annum.	None	4(2)
07/06/2006	Convertible Debenture $3,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/06/2006	Convertible Debenture $2,100	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/07/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/07/2006	Convertible Debenture $25,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/07/2006	Convertible Debenture $10,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/07/2006	Convertible Debenture $20,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/07/2006	Convertible Debenture $20,000	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/10/2006	Convertible Debenture $3,500	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/10/2006	Convertible Debenture $52,125	None	Cash Investment earning 14% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/11/2006	Convertible Debenture $15,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/12/2006	Convertible Debenture $3,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/13/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/14/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
07/20/2006	Convertible Debenture $60,000	None	Cash Investment earning 20% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/20/2006	Convertible Debenture $60,000	None	Cash Investment earning 20% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/20/2006	Convertible Debenture $60,000	None	Cash Investment earning 20% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/20/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
07/20/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
07/20/2006	Warrants 200,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
07/20/2006	Warrants 100,000 Shares	None	The right to purchase common shares at a price of $0.04 per share granted as incentive for cash investment	None	4(2)
07/20/2006	Convertible Debenture $15,000	None	Cash Investment earning 20% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/20/2006	Convertible Debenture $15,000	None	Cash Investment earning 20% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/20/2006	Convertible Debenture $20,000	None	Cash Investment earning 14% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/24/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/27/2006	Convertible Debenture $5,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
07/31/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
08/01/2006	Convertible Debenture $5,359	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
08/01/2006	Convertible Debenture $5.500	None	Cash Investment earning 13% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
08/01/2006	Convertible Debenture $10,000	None	Cash Investment earning 12% Quarterly and Convertible at 0.03 per share of Common Stock	None	4(2)
08/01/2006	Convertible Debenture $5,000	None	Cash Investment earning 15% quarterly and convertible at $0.02 per share of Common Stock	None	4(2)
08/08/06	Convertible Debenture $5,000	None	Cash Investment earning 12% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)
08/04/06	Convertible Debenture $500,000	None	Cash Investment earning 20% quarterly and convertible at $0.023 per share of Common Stock	None	4(2)
08/16/06	Convertible Debenture $20,000	None	Cash Investment earning 13% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)
08/18/06	Convertible Debenture $10,000	None	Cash Investment earning 15% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)
08/29/06	Convertible Debenture $10,000	None	Cash Investment earning 13% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)
08/29/06	Convertible Debenture $15,000	None	Cash Investment earning 15% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)
08/28/06	Convertible Debenture $40,000	None	Cash Investment earning 13% quarterly and convertible at $0.03 per share of Common Stock	None	4(2)

ITEM 27.  EXHIBITS

Exhibits Required By Item 601 of Regulation S-B

The exhibits listed below and designated as “provided herewith” (rather than incorporated by reference) follow the signature page to this Prospectus in sequential order.

DESIGNATION OF EXHIBIT AS SET FORTH IN ITEM 601 OF REGULATION S-B	DESCRIPTION	LOCATION

2.1	Plan of Merger with Pop N Go Acquisition Corp. dated July 29, 2001	Incorporated by reference to the Current Report on Form 8-K filed August 13, 2001

3.1 (i)	Articles of Incorporation of Pop N Go, Inc.	Incorporated by reference to the Company’s Registration Statement filed on Form SB-2 on February 11, 2000

3.1 (ii)	Certificate of Amendment of Articles of Incorporation dated July 23, 2001	Incorporated by reference to the Company’s Annual Report filed on Form 10-KSB on February 15, 2002

3.1 (iii)	Certificate of Amendment of Articles of Incorporation dated February 5, 2000	Incorporated by reference to the Company’s Annual Report filed on Form 10-KSB on February 15, 2002

3.1 (iv)	Certificate of Amendment of Articles of Incorporation dated June 8, 2004	Incorporated by reference to the Company’s Annual Report filed on Form 10-KSB on June 21, 2004

3.1(v)	Certificate of Amendment of Articles of Incorporation dated December 18, 2005	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on August 14, 2006

3.2	Bylaws of Pop N Go, Inc.	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on February 11, 2000

5.1	Legal Opinion Re: Legality	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on August 14, 2006

10.1	Employment Agreement with Melvin Wyman, CEO, through his solely owned corporation, Calblue, Inc.	Incorporated by reference to the Company’s Registration Statement filed on Form SB-2 on February 11, 2000

10.2	Membership Purchase Agreement with Branax, LLC, dated July 13, 2001	Incorporated by reference to the Current Report Form 8-K filed on August 13, 2001

10.3	Stock Option Plan dated August 31, 1998	Incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-KSB filed June 2, 2006

10.4	Termination Agreement of Standby Equity Distribution dated November 16, 2005 by and between Pop N Go, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-KSB filed June 2, 2006

10.5	Revenue Sharing Agreement dated August 5, 2004	Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-KSB filed June 2, 2006

10.6	Securities Purchase Agreement, dated November 16, 2005, by and between Pop N Go, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 15, 2005

10.7	Secured Convertible Debenture, dated November 16, 2005, issued by Pop N Go, Inc. to Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed December 15, 2005

10.8	Security Agreement, dated November 16, 2005, by and between Pop N Go, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.3 f to the Current Report on Form 8-K filed December 15, 2005

10.9	Investor Registration Rights Agreement, dated November 16, 2005, by and between Pop N Go, Inc. and Cornell Capital Partners, LP	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed December 15, 2005

10.10	Warrant issued to Cornell by Pop N. Go, Inc. dated November 16, 2005.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed December 15, 2005

10.11	Escrow Agreement among Cornell Capital Partners, LP, Pop N Go, Inc. and David Gonzalez	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed December 15, 2005

10.12	Agreement to Purchase Stock, dated as of April 4, 2206, by and between Pop N Go, Inc. and Microwave Roasters, Inc.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 8, 2006

10.13	Stockholders Agreement, dated as of April 5, 2006, by and among Pop N Go, Inc., Microwave Roasters, Inc., and certain signatories thereto	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 8, 2006

10.14	Amendment to Agreement to Purchase Stock, dated as of May 22, 2006	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed June 8, 2006

10.15	Amended and Restated Agreement to Purchase Stock, by and among Pop N Go, Inc., Microwave Roasters, Inc., and certain signatories thereto	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed September 20, 2006

14.1	Code of Ethics	Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB filed June 2, 2006

23.1	Consent of legal counsel	Provided herewith as Exhibit 5.1

23.2	Consent of Kabani & Company, Inc.	Provided herewith

II-1

ITEM 28.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

Include any additional or changed information on the plan of distribution.

(2) For determining liability under the 1933 Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 12, 2006.

Date: October 12, 2006	POP N GO, INC.

By: /s/ Melvin Wyman
Name: Melvin Wyman
Title: President, Chief Executive Officer, Secretary and
Principal Accounting Officer

In accordance with the Securities Exchange Act, this registration statement has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Melvin Wyman
Melvin Wyman, Chairman and Sole Director	Date: October 12, 2006

II-3